UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

AMENDMENT 2

SEC File Number:

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST CORPORATION

Exact name of registrant as specified in its charter)

Colorado	1000	98-0219158
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

15998 SW 13th Street, Pembroke Pines, FL 33027        (954) 538-9745

(Address and telephone number of principal executive offices)

Agent for Service	With a Copy to:
Peter Forst, CEO First Corporation 15998 SW 13th Street Pembroke Pines, FL 33027 Telephone: (954) 538-9745 Fax: (954) 337-2940	Joseph I. Emas 1224 Washington Avenue Miami Beach, Florida 33139 Telephone: (305) 531-1174 Fax: (305) 531-1274

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box.  [ ]

1

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be Registered	Proposed amount to be registered	Proposed Minimum offering Price per unit	Proposed Minimum aggregate offering Price	Proposed Maximum offering price per unit	Proposed maximum aggregate offering price	Amount of Registration fee
Common Stock	2,208,000	$ 0.15 per share	$ 100,000	$0.15 per share	$331,200	$38.98

No exchange or over-the-counter market exists for First Corporation’s common stock. The offering price was arbitrarily established by management and does not reflect market value, asserts or any established criteria of valuation.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

2

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION

Prospectus          , 2005

FIRST CORPORATION

1,104000 shares of common stock

This is the initial public offering of our common stock and no public market currently exists for these shares.   First Corporation is offering, on a “self-underwritten” best efforts basis, for sale up to a maximum of 2,000,000 shares and a minimum 666,667 shares of our common stock at a price of $ 0.15  per share for a period of six months (one hundred and eighty days) from the date of this prospectus. All funds received from the sale of the initial 666,667 shares of our common stock will be held in our attorney’s escrow account to be distributed to us when the minimum is achieved or promptly returned to the investors in the event the minimum number of shares is not sold before the offering is closed.  There are no minimum purchase requirements for investors in this offering. No commissions will be paid for the sale of the 2 ,000,000 shares offered by us.  Concurrent with this offering, our selling shareholders are selling 208 ,000shares at the fixed price of $ . 0.15 per share until quoted on the OTC Bulletin Board, if ever, and thereafter at the Bulletin Board price.

This investment involves a high degree of risk.  See “Risk Factors” beginning on page 6.

Price to Public	Underwriting Commissions	Proceeds to First Corporation

Per Share: $ 0 .. .15 per share	$0	$ 0.15 per share
Total Minimum Offering: $100,000 Total Maximum Offering: $ 300,000	$0 $0	$ 100,000 $ 300,000

If we are successful in obtaining a listing on the Over the Counter Bulletin Board (“OTCBB”), sales may be at market prices or negotiated prices.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. The SEC has not made any recommendations that you buy or not buy the shares. Any representation to the contrary is a criminal offense.

3

Summary…………………………………….…...………………………………………………………	1
Risk Factors………………………………………………………………………………………...……	2
Use of Proceeds………………………………………………………………………………………….	7
Determination of Offering Price…………………………………………………………………………	11
Dilution…………………………………………………………………………………………………..	11
Selling Shareholders……………………………………………………………………………………..	12
Plan of Distribution……………………………………………………………………………………...	16
Legal Proceedings……………………………………………………………………………………….	21
Directors, Executive Officers, Promoters and Control Persons…………………………………………	21
Security Ownership of Certain Beneficial Owners and Management…………………………………..	23
Description of Securities………………………………………………………………………………...	24
Interests of Named Experts and Counsel………………………………………………………………..	25
Disclosure of Commission Position of Indemnification for Securities Act Liabilities…….…………	26
Organization Within Last Five Years…………………………………………………………………	26
Description of Business……………………………………………………………………………….	27
Plan of Operation……………………………………………………………………………………..	34
Description of Property……………………………………………………………………………….	36
Certain Relationships and Related Transactions……………………………………………………...	36
Market for Common Equity and Related Stockholder Matters………………………………………	37
Executive Compensation……………………………………………………………………………..	38
Financial Statements………………………………………………………………………………….	41
Changes in and Disagreements with Accountants Disclosure………………………………………..	58

Prospectus Summary

Please note that throughout this prospectus, the words "we", "our" or "us" refers to First Corporation and not to the selling stockholders.

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

First Corporation is a Colorado corporation and is in the business of mineral exploration. We have purchased two mineral claims units , each comprising 1,280 acres, located in the Red Lake mining District, in the Province of Ontario, Canada that we refer to as the “FirstCorp” claims .. We have purchased the right to explore these claims and have not purchased the actual land on which the claims are filed. Our objective is to conduct mineral exploration activities on the FirstCorp claims in order to assess whether it possesses commercially exploitable reserves of minerals. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on any of our claims and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future development is determined. The claim numbers to these claims ha ve been recorded as claim no’s: KRL301642 and KRL301643 , Red Lake Mining District, Ontario NTS 52K14.

In the mining industry we are considered an exploration company. This means that we are involved in the examination and investigation of land that we believe may contain valuable minerals for the purpose of discovering the presence of ore, if any, and its extent. No commercially exploitable reserves have been found on the FirstCorp claims and we cannot assure investors that any such reserves will be found.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations.

Name, Address, and Telephone Number of Registrant

First Corporation

15998 SW 13th Street

Pembroke Pines, Florida 33027

(954) 538-9745

The offering

Price per share Offered

$0. 15

Common Stock currently outstanding

  11,510 ,000

Common Stock offered by the Company (minimum)

666,666 shares

Common Stock offered by the Company (maximum)

2,000 ,000

Common Stock to be outstanding after the offering

13,510,000 shares (assuming all shares are sold)

Concurrent with this offering, our selling shareholders are selling 500 ,000 shares of common stock that represents slightly over nine percent (9.09%) of the common stock being offered in this registration statement. Initially, 42 ,000 shares of common stock were issued for cash consideration of $0.50 per share on October 5, 2004. On October 10, 2004 we forward split our stock on a 2 to 1 basis .. .. On December 15, 2004 we issued 16,000 shares of our common stock @ $0.25 per share. On September 20, 2005 we forward split our issued and outstanding common stock on a 5 for 2 basis resulting in an actual cost of  $ 0.10 per share, 66.66% of the offering price of $0.15 per share.  Selling shareholders must sell their shares at a fixed price of $ 0.15 per share until the shares are successfully listed on the OTC Bulletin Board, if ever.

No arrangement is in place to counter this effect. The selling shareholder offering is concurrent with the offering of 2,000,000 shares at $ 0.15 per share by us. Both offerings are being registered pursuant to this prospectus.

The offering price of this issue was arbitrarily set by us. We determined the amount of money needed to start the business; added a contingency amount; and allowed for our printing, legal and accounting costs. We established an offering price based on the foregoing.

The offering will conclude when all of the 1,000,000 shares of our common stock have been sold, or six months from the date of this prospectus, whichever occurs first.

Summary Financial Information

Balance sheet

September 30, 2005
Cash	$ 1,724
Total Assets	$ 1,724
Total Liabilities	$ -
Total Stockholders’ Equity	$ 1,724

Statement of Loss and Deficit

From inception (December 27, 1995) to September 30, 2004 (Audited)
Operation Expenses	$ 39,876
Net Loss	$ 39,876

Risk Factors

If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete the exploration of our mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of   September 30 , 2005 we had cash on hand of  $1, 7 24. Our business plan calls for significant expenses in connection with the exploration of the FirstCorp claims .. The phase one exploration program on the claims as recommended by our consulting geologist is estimated to cost approximately $ 50,000. We are proposing to raise this amount pursuant to this offering. We may require additional financing in order to complete the phase two activities.  The first phase one recommendations by our independent geologists have been implemented satisfying the minimum assessment of approximately $10,000 ($12,800 Cdn) required by the government of Ontario by May 20, 2007 to keep our claims in good standing.

We must make exploration expenditures on the FirstCorp claims of at least US $ 10,000 by May 20, 2007 in order to keep required assessment work current and our claims in good standing. We plan on spending at least US$50,000,00 on our claims during the year 2006 as recommended by our independent geologist. If we cannot raise funds for the exploration expenditures, we must enter into a joint venture with another party, sell our claims completely or lose any interest in the FirstCorp claims .. In the event of any of the above you could lose all or part of your investment in this offering.

Because we have only recently commenced business operations, we face a high risk of business failure and this could result in a total loss of your investment.

We have not commenced exploration of our claims, and have no way to evaluate the prospects our being able to operate our business successfully. We were incorporated on December 27, 1995, and subsequent to our organizational activities, we have attempted from time to time, to identify and obtain business opportunities. These efforts were not successful and no business plan was ever implemented until we were able to obtain our claims. We have not earned any revenues and we never achieved profitability. If you are considering being an investor you should be aware of the difficulties normally encountered by mineral exploration companies and the high rate of failure of such enterprises. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will likely fail and you will lose your entire investment in this offering.

Because our executive officers have only limited experience in mineral exploration and do not have formal training specific to the technicalities of mineral exploration, there is a higher risk our business will fail.

Peter Forst, our President, Chief Executive Officer and a First Corporation director, has only limited experience as an officer or director of a mineral exploration company and he does not have formal training as a geologist, engineer or in the technical aspects of management of a mineral exploration company.  As a result of this inexperience, there is a higher risk of our being unable to complete our business plan for the exploration of our mineral claims. In addition, we will have to rely on the technical services of others with expertise in geological exploration in order for us to carry our planned exploration program. If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan. There is thus a higher risk that our operations, earnings and ultimate financial success could suffer irreparable harm and our business will likely fail and you will lose your entire investment in this offering.

Because of the speculative nature of mineral claims exploration, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the FirstCorp claims contains commercially exploitable reserves. Exploration for minerals is a speculative venture necessarily involving substantial risk. The exploration work that we intend to conduct on the FirstCorp claims may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and you would lose your entire investment in this offering.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance and nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets resulting in the loss of your entire investment in this offering.

If we discover commercial reserves of precious metals on our mineral claims , we can provide no assurance that we will be able to successfully place the mineral claims into commercial production.

Our mineral claims does not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the mineral claims into commercial production. In such an event, we may be unable to obtain any such funds or to obtain such funds on terms that we consider economically feasible and you may lose your entire investment in this offering.  Because of the magnitude of putting a proven ore body into commercial production, we could well be faced with entering into some form of joint venture agreement with a large mining concern that has the resources and expertise in developing a mine.  Should this be the case First Corporation would be forced to give up control and accept a minority position in the venture.  This could negatively affect the value of your shares.

Because access to our mineral claims is often restricted by inclement weather, we will be delayed in our exploration and any future mining efforts.

Access to the mineral claims is restricted to the period between May and October of each year due to snow and storms in the area. As a result, any attempts to visit, test or explore the claims are largely limited to the few months out of the year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can result in our failure to meet deadlines for exploration expenditures as defined in the mineral claims option agreement. This will cause our business venture to fail and the loss of your entire investment in this offering unless we can negotiate an extension of the deadlines.

As we undertake exploration of our mineral claims, we will be subject to compliance with government regulation that may increase the anticipated time and cost of our exploration program.

There are several governmental regulations that materially restrict the exploration of minerals. We will be subject to the Mining Act of the Province of Ontario as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

If we do not obtain clear title to our mineral claims, our business may fail.

While we have obtained geological reports with respect to our mineral claims , this should not be construed as a guarantee of title. The claims may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. The FirstCorp claims has not been surveyed and therefore, the precise location and boundaries of the claims may be in doubt. We will likely complete a survey on the claims as part of the proposed phase two exploration work program. If the survey results are defective, we could lose all right and title to the ground now held by the mineral claims. There may be legal remedies against Ruza Resources Ltd. and its principal stockholder, Jaroslav Ruza, if the representations and warranties provided in the agreement are not accurate. However, there are no assurances of legal success and there are no assurances, if a legal claim was successful, that we would be compensated adequately to cover the losses on your investment in this offering. If we are unable to obtain clear title you may lose your entire investment in this offering.

Because market factors in the mining business are largely out of our control, we may not be able to market any ore that may be found.

The mining industry, in general, is intensively competitive and we can provide no assurance to investors even if commercial quantities of ore are discovered that a ready market will exist for the sale of any ore found.  Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

If we complete a financing through the sale of additional shares of our common stock, then shareholders will experience dilution.

The offering price of $0.15 per share is substantially higher than the net tangible book value per share of our outstanding common stock. As a result, investors purchasing common stock in this offering will incur immediate dilution of $0.105 per share if the maximum offering is completed. This dilution is due to earlier investors in our company having paid substantially less than the offering price when they purchased their shares. In addition, the most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of shares will result in dilution to investors participating in this offering and to existing shareholders, which may result in a decrease in the price our common stock and the loss of part or all of your investment in this offering.

Our President And Chief Executive Officer Has Complete Control Of The Company And May Make Arbitrary Decisions That May Have A Negative Effect On Other Shareholders.

Peter Forst, President and CEO of First Corporation owns S even Million , Five Hundred Thousand  ( 7,5 00,000) if the Eleven Million, Five Hundred and Ten Thousand (11,510,000) issued and outstand shares of common stock.  This equates to 65.16 % of the shares issued and as a result, any decision he may make will implemented.  Mr. Forst will have the ability at all times to direct our affairs in a manner that he see fit and that may be in direct contrast to the interests of the other stockholders. This fact should be seriously considered before making any investment in our enterprise.

If We Do Not Discover A Commercially Viable Mineral Deposit On Our Claims And Start Production We Will Have No Revenues, An Event That Pay Never Happen Or May Take Years To Happen.

First Corporation is a junior exploration concern.  That means that our function is to explore, investigate and assess a mineral claims before any decision is made as to its viability as a producer let alone developing it as a mine.  There are a minimum of three extensive steps in the exploration process.  Each step requires increasing amounts of funding.  If and when management and our consultants determine that we have a commercial claims we face a critical decision: whether to seek the immense amount of capital necessary and proceed to develop a producing claims on our own or to seek an alliance with one or more large mining companies that have the experience, personnel and financial depth to carry forward the creation of a producing mine.  Until we see the production of actual ore from our claims we will see no revenues.  Any investment decision based on revenues should take all of the above factors into consideration.

Risks Related to the Securities Market

There is no liquidity and no public market for our common stock and it may prove impossible to sell your shares.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

We are competing with our selling securities holders in our sales in this offering and this may hurt our ability to sell.

Concurrently with our offering of 1,000,000 shares, our selling security holders are offering  1010,000shares of our stock.  We will not receive any proceeds from the sales, if any, of the  1010,000 shares offered by our selling security holders. Because of this, our ability to sell shares and to raise necessary capital may be severely impeded. We could become more impeded if our shares are quoted on the OTCBB, since our shareholders may sell at a price below $ .30 per share and this could have a negative impact upon our ability to sell our 1,000,000 shares.

Our Auditors have expressed substantial doubt about our ability to continue as a “going concern”.

The accompanying financial statements have been prepared assuming that we will continue as a going concern.  As discussed in Note 1 to the financial statements, we were incorporated on December 27, 1995, and we do not have a history of earnings, which raises substantial doubt about our ability to continue as a going concern. Our management's plans in regard to this matter are described in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Forward-Looking Statements

This prospectus includes forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements under the captions “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus. You should not rely on these forward-looking statements which apply only as of the date of this prospectus. These statements refer to our future plans, objectives, expectations and intentions. We use words such as “believe,” “anticipate,” “expect,” “intend,” “estimate” and similar expressions to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could contribute to these differences include those discussed in the preceding pages and elsewhere in this prospectus.

Risks associated with forward-looking statements.

This prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this prospectus include or relate to:

(1) Our ability to market ore that may be found,

(2) Our ability to obtain clear title to our claims,
(3) Our ability to overcome delays in exploration and mining efforts,
(4) Our ability to find commercially exploitable minerals, and
(5) Our ability to obtain and retain sufficient capital for future operations.

Use of Proceeds

The following table indicates the use of proceeds based on the percentage of the financing that is successfully sold.

Analysis of Financing Scenarios

Expenses	Table 1 100% of Offering Sold	Table 2 75% of Offering Sold	Table 3 50% of Offering Sold	Table 4 331/3 % of Offering Sold
Gross Proceeds	$300,000	$225,000	$150,000	100,000
Less: Expenses of Offering
Legal Fees	17,000	17,000	17,000	17,000
Accounting	7,000	7,000	7,000	7,000
Electronic Filing & Printing	10,000	10,000	10,000	10,000
Net Proceeds	272,000	197,000	122,000	72,000
Use of Net Proceeds
Phase One Expenses
Geologist	7,000	7,000	7,000	7,000
Grid Emplacement	8,000	8,000	8,000	8,000
GPS Survey	5,000	5,000	5,000	5,000
HLEM Magnetometer Survey	20,000	20,000	20,000	20,000
Report	5,000	5,000	5,000	5,000
Contingency (10%)	5,000	5,000	5,000	5,000
One year’s Working Capital	222,000	147,000	72,000	22,000
Legal	4,500	4,500	4,500	4,500
Accounting	7,000	7,000	7,000	7,000
Transfer Fees	1,200	1,200	1,200	500
Office Expenses	7,000	7,000	7,000	-

Additional Claims Acquisition	30 ,000	2 5,000	10,000	10,000 -
General Working Capital	172,300	102,300	42,300	-
Total Use of Net Proceeds	$272,000	$197,000	$122,000	$72,000

Under table 1, 100% or 1,000,000 of the shares being offered (maximum offering) will be sold for gross proceeds of $300,000. The offering should provide adequate capital to fund the costs of the offering, fund the phase one exploration work program on the mineral claims, fund the necessary filing fees on the mineral claims over the next twelve months, provide funds for one or more additional exploration properties and fund the costs of our operations over the next twelve months. The excess of proceeds above these costs is $172,300 and is allocated to general working capital.

From working capital the sum of $100,000 has been preliminary designated for phase two of the mineral exploration program on the mineral claims dependent on our determination to proceed with phase two. At this time, there are no plans to raise any additional funds in the future and there are no assurances that we will be able to raise any additional funds. If we need additional funds and are unable to raise them we will have to suspend or cease operations.

If after completing the phase one exploration work program, the determination is not to proceed with the phase two work program, we will use the funds for future working capital requirements to keep us in good standing with the appropriate regulatory authorities. These costs consist predominately of legal and accounting costs for quarterly and annual reports and transfer agent fees. If it is determined that we should not proceed with phase two of the exploration program, we will  have adequate capital to acquire one or more interesting prospects that are worthy of investigation.

Once we complete our current exploration program and are successful in identifying a mineral deposit, we will have to spend substantial funds on farther drilling and engineering studies before we will know if we have a commercially viable mineral deposit, a reserve.

Table 2

Under table 2, 75% or 750,000 of the shares being offered will be sold for gross proceeds of $ 225,000. The offering should provide adequate capital to fund the costs of the offering, fund the phase one exploration work program on the mineral claims, fund the necessary filing fees on the mineral claims over the next twelve months and fund the basic costs of our operations over the next twelve months. The excess of proceeds above these costs is $ 102,300 and is allocated to general working capital.

The $102,300 has been preliminary designated for phase two of the mineral exploration program on the mineral claims, dependent on our determination to proceed with phase two. The phase two mineral exploration program is budgeted for $ 100,000 which will not require us to raise additional funds to cover the costs of the exploration program and the general and administrative costs to administer phase two..  At this time, there are no plans to raise any additional funds in the future and there are no assurances that we will be able to raise such funds. These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds. If after completing the phase one exploration work program, the determination is not to proceed with the phase two exploration work program, we will use the funds for future working capital requirements to keep us in good standing with the appropriate regulatory authorities and to investigate possible mineral prospects.

Table 3

Under table 3, 50% or 1,0 00,000 of the shares being offered will be sold for gross proceeds of $ 150,000. The offering should provide adequate capital to fund the costs of the offering, fund the phase one exploration work program on the mineral claims, fund the necessary filing fees on the mineral claims over the next twelve months and fund the basic costs of our operations over the next twelve months. The excess of proceeds above these costs is $42,300  and is allocated to general working capital.

The $ 72,000 has been preliminary designated for phase two of the mineral exploration program on the mineral claims dependent on our determination to proceed with phase two. The phase two mineral exploration program is budgeted for $ 100,000 which requires us to raise additional funds to cover the costs of the exploration program as well as any financing costs to raise the additional funds and the general and administrative costs to administer the phase two mineral exploration program. At this time, there are no plans to raise any additional funds in the future and there are no assurances that we will be able to raise such additional funds. If we need additional funds and cannot raise them, we will have to suspend or cease operations. These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds. If after completing the phase one exploration work program, the determination is not to proceed with the phase two exploration work program, we will use the funds for future working capital requirements to keep us in good standing with the appropriate regulatory authorities. These costs consist predominately of legal and accounting costs for quarterly and annual reports and transfer agent fees.  Some of these funds could be used to acquire one or more prospects that our geologists and engineers recommend for exploration.

Under table 4, 33 1/3% or 666,667 of the shares being offered are sold for gross proceeds of $ 100,000, the minimum amount to be raised from this offering. All funds received from the sale of the initial 333,334 shares of our common stock will be held in our attorney’s escrow account to be distributed to us when the minimum is achieved or promptly returned to the investors in the event the minimum number of shares are not sold before the offering is closed. The offering should provide adequate capital to fund the balance of the costs of the offering, fund the phase one exploration work program on the mineral claims, fund the necessary filing fees on the mineral claims over the next twelve months and fund the basic costs of our operations over the next twelve months.  There will be no funds available for claims acquisition and office expenses will be extremely minimized.

With no funds available from the offering for phase two of the mineral exploration program if we should  determine to proceed with phase two. The phase two mineral exploration program is budgeted for $ 100,000 which requires us to raise additional funds to cover the costs of the exploration program as well as any financing costs to raise the additional funds and the general and administrative costs to administer the phase two mineral exploration program. At this time, there are no plans to raise any additional funds in the future and there are no assurances that we will be able to raise any additional funds. If we require additional funds and are unable to raise them we will have to suspend or cease operations. These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds.

If after completing the phase one exploration work program, the determination is not to proceed with the phase two exploration program, we will use the funds available for future working capital requirements to keep us in good standing with the appropriate regulatory authorities. These costs consist predominately of legal and accounting costs for quarterly and annual reports and transfer agent fees.

General Working Capital

Under the above scenarios we allotted various amounts of the proceeds from this offering as General Working Capital.  Budgeting for exploration of a mineral prospect is by nature very inexact.  Our consulting Geologist lays out a program for each phase of the investigation and an estimate of costs.  Actual costs may vary.  These costs are subject to the availability of labor and equipment and weather.  Prices of additional exploration targets may increase or decrease between the time the funds are received and the time they are expended.  We are totally reliant on the efforts of our officers and directors to make decisions and choices in the use of working capital that will reap maximum benefits for all shareholders, including themselves.

We do not anticipate compensating any officer or director from the proceeds of this offering and we have not allocated any capital for any such remuneration.  There are potential situations that could arise wherein one or both of our executives might be compensated other than out-of-pocket expenses.  If, upon completing any phase of our exploration program as alid down by our consulting Geologist, full-time participation by one or both of our officers is required, a compensation package could be created.  Other than that scenario, we will not compensate any director or officer for their efforts on behalf of First Corporation.

Mr. Forst, our president and Ms. Cousineau, our secretary/treasurer have verbally indicated that they will advance up to $30,000 over the next six months to cover any additional funds necessary for us to proceed with this offering and to cover the $10,000 required minimum expenditure on our claims by May 20 , 200 7 ..  These funds will be advanced to pay for the balance of the estimated offering costs of  $28,000. Mr. Forst and Ms. Cousineau have verbally agreed that these funds would be advanced as shareholder loans, would bear no interest and would have no terms of repayment other than any accumulated shareholder loans for the purpose of paying for our offering costs will be repaid out of the proceeds of this offering. To date, no shareholder loans have been made.  Neither Mr. Forst or Ms. Cousineau are legally obligated to provide such loans.

Determination of Offering Price

The offering price of this issue was set arbitrarily by our executives.by taking into account funds necessary to implement our business plan and the ex[penses of preparing, amending and filing this offering, added amounts to cover contingencies and dividing the resultant sum by a price per share that we feel will be acceptable to potential investors.  The offering price does not reflect market value, assets or any established criteria of valuation..

Dilution

Prior to this offering there are 7,2010,000 shares of stock issued and outstanding.  1010,000 of these shares are being registered for sale by our present shareholders in this prospectus. The selling shareholder offering is concurrent with the offering of 1,000,000 shares at $ .30 per share by us. Both offerings are being registered pursuant to this prospectus.

The following table illustrates the difference between the price paid by present shareholders and the price to be paid by subscribers to this offering.

Shareholder type	Average of price paid	Percentage of consideration (33 1/3% subscription)	Percentage of consideration (75% subscription)	Percentage of consideration (100% subscription)	Percentage of shares held (33 1/3% subscription)	Percentage of shares held (75% subscription)	Percentage of shares held (100% subscription)
Present shareholders	$0.003	29.80	15.87	12.40	95.57	90.56	87.80
Investors in this offering	$ .30	70.20	84.13	87.60	4.43	9.44	12.20

The following table will show the net tangible value of the shares before and after shares are subscribed in this offering. The net tangible value after shares are subscribed for is net of the estimated offering expenses of $28,000

	Before offering	After 33 1/3% of offering	After 75% of offering	After 100% of offering
Net tangible book value per share:	$0.006	$0.02	$0.03	$0.04
Increase in net tangible book value for current investors:	NA	$0.01	$0.02	$0.03
Dilution factor to new investors:	NA	$0.28	$0.27	$0.26

The above table indicates that our net tangible book value as of   September 30 , 2005 was $0.006.  If one-third of this offering were subscribed to (our minimum) you would lose 28 cents value  (93.3%)of the 30 cents you paid per share. If three quarters of this offering were subscribed to, you would lose  27 cents value  (90%)of the 30 cents you paid per share. If all of the offering were completed you would still lose  26 cents  (87%) per share of the 30 cents you invested.

“Dilution” means the difference between our public offering price of $ .30 per share and our pro forma net tangible book value per share after giving effect to this offering. Net tangible book value per share is determined by dividing our tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding. The above table shows the net tangible book value of our shares both before and after the completion of this offering.

Selling Shareholders

The selling shareholders named in this prospectus are offering   208,000 shares of the   2,208,000 shares of common stock offered through this prospectus. The shares of our common stock that the selling shareholders are registering were acquired from us in an offering that was exempt from registration under Section 4 (2) and Regulation S of the Securities Act of 1933. The selling shareholder offering is concurrent with the offering of 2 ,000,000 shares at $ 0.15 per share by us. Both offerings are being registered pursuant to this prospectus.

Other than the costs of preparing this Prospectus and a registration fee to the Securities and Exchange Commission, we are not paying any costs relating to the sales of shares of our common stock by the Selling Shareholders. Each of the Selling Shareholders, or their transferees, and intermediaries to whom such securities may be sold may be deemed to be an “underwriter” of the common stock offered in this prospectus, as that term is defined under the Securities Act. Each of the Selling Shareholders, or their transferees, may sell shares of our common stock from time to time for their own account in the open market at the prevailing prices, or in individually negotiated transactions at such prices as may be agreed upon. The net proceeds from the sale of shares of our common stock by the Selling Shareholders will inure entirely to their benefit and not to ours.

Until we are listed for trading on the OTC Bulletin Board selling shareholders are restricted to selling their shares at $.30 per share. Their shares may be sold through brokers or dealers or through private transactions at the offering price of $.30 per share.   Once we are listed, their shares may be offered for sale from time to time in regular brokerage transactions in the over-the-counter market, or through brokers or dealers, or in private sales or negotiated transactions, or otherwise, at prices related to the then prevailing market prices. Thus, in a sale to the public, they will be required to deliver a current prospectus in connection with the offer or sale of their shares of our common stock. In the absence of a current prospectus, if required, these shares of our common stock may not be sold publicly without restriction unless held by a non-affiliate for two years, or after one year subject to volume limitations and satisfaction of other conditions. The Selling Shareholders are hereby advised that Regulation M of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 will be applicable to their sales of these shares of our common stock. These rules contain various prohibitions against trading by persons interested in a distribution and against so-called “stabilization” activities.

The Selling Shareholders, or their transferees, might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933 and any profit on the resale of these shares of our common stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any sale of these shares of our common stock by Selling Shareholders, or their transferees, through broker-dealers may cause the broker-dealers to be considered as participating in a distribution and subject to Regulation M promulgated under the Securities Exchange Act of 1934, as amended. If any such transaction were a “distribution” for purposes of Regulation M, then such broker-dealers might be required to cease making a market in our equity securities for either two or nine trading days prior to, and until the completion of, such activity.

The Selling Shareholders named in this prospectus are offering all of their shares of common stock through this prospectus. None of our selling share holders are broker-dealers or have any affiliation with any broker dealers.

The following table provides as of the date of this prospectus information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;

2. the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the offering;

4. the percentage owned by each; and

5. the identity of the beneficial holder of any entity that owns the shares.

Name of selling Shareholder	Shares owned prior to this offering	Total number of shares to be offered for selling shareholder’s account	Total shares to be owned Upon completion of this offering	Percent owned upon completion of this offering
Daniel O’Shaughnessy 1124 Stony Lane Gladwyn, PA 19035 Corey Nikoloric 7070 East 11th Avenue Denver, CO 80220	5,000	5,000 5000 2,000	-0- -0-	-0- -0-
Tom J. Charlton 7816 Calla Donna PL SW Calgary, AB T2P 3G6	10,000	10,000	-0-	-0-
Timothy K. Wong 66-15 52nd Avenue Maspeth, NY 11378	10,000	10,000	-0-	-0-
Kathleen F. Sullivan 8 Loucroft Avenue Haden Heights, NJ 08035	10,000	10,000	-0-	-0-
Ronald Chan 104 – 360 East 14th Avenue Vancouver, BC V5T 2M8	10,000	10,000	-0-	-0-
Anne Dysart 419 Huntsville Crescent, NW Apartment 3 Calgary, AB T2K 4W3	10,000	10,000	-0-	-0-
Janet Loss 1780 South Bellaire, Suite 500 Denver, CO 80222	10,000	10,000	-0-	-0-
Timothy E. Conlon 3538 Collins Street Castle Rock, CO 80108	10,000	10,000	-0-	-0-
Edward G. Byrd 6228 Summit Avenue West Vancouver, BC V7W 1Y2	10,000	10,000	-0-	-0-
Sarah C. N. Byrd 6228 Summit Avenue West Vancouver, BC V7W 1Y2	10,000	10,000	-0-	-0-
Ronald Ian Orr 203-1924 Comox Street Vancouver, BC V6G 1R4	10,000	10,000	-0-	-0-
Darryl Culp 1705 Ramsay Street, SE Calgary, AB T2G 4H6	10,000	10,000	-0-	-0-
Brent Jardine 140 East 27th Street North Vancouver, BC V7N 1B5	10,000	10,000	-0-	-0-
Ralph Biggar 989 Richards Street, Suite 503 Vancouver, BC V6B 6R6	10,000	10,000	-0-	-0-
John Azzolini 3002-7171 Coachhill Road Calgary, AB T3H 3R7	10,000	10,000	-0-	-0-
Paul Fong 1802 – 888 Pacific Street Vancouver, BC V6Z 2S6	10,000	10,000	-0-	-0-
Patricia A. Tarantino 2 Overlook Road Plymouth, MA 02360	10,000	10,000	-0-	-0-
James F. Conway 901 East Clements Bridge Road Runnemede, NJ 08078	10,000	10,000	-0-	-0-
Doug Kincaid 7648 Severn Drive Denver, CO 80230	10,000	10,000	-0-	-0-
Martin O’Shaughnessy 305 Crystal Lake Avenue Haddonfield, NJ 08033	10,000	10,000	-0-	-0-
Robert D. Welliver 530 Kennerly Road Springfield, PA 19064	10,000	10,000	-0-	-0-
Mary Elizabeth Walters 2765 NE 19th Street Fort Lauderdale, FL 33305	10,000	10,000	-0-	-0-
Rachael Hodyno 7617 SW 105 Avenue Miami, FL 33173	40,000	40,000	-0-	-0-

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 2,200,000 shares of common stock outstanding on the date of this prospectus.

Plan of Distribution

General0

We will attempt to sell a maximum of 1,000,000 shares of our common stock to the public on a “self underwritten” basis. We have established a minimum offering of 333,333 shares of common stock with proceeds of $100,000.  If this minimum is not reached during the effective period of this prospectus, all monies will be promptly returned to subscribers.  We have established an Escrow Account with our legal counsel, Joseph I. Emas.  All funds will be deposited in this escrow account until the minimum subscription of $100,000 dollars is reached.  Upon reaching the minimum, all funds will be released to First Corporation.  If the minimum is not reached, all funds will be immediately returned to the prospective investors. A copy of the Escrow Agreement is included as an exhibit to this document.

There can be no assurance that any of these shares will be sold. Our gross proceeds will be $ 300,000 if all the shares offered are sold. Neither we nor our officer or directors, nor any other person, will pay commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of the sales of the shares.

The following discussion addresses the material terms of the plan of distribution.

There is currently no market for any of our shares and little likelihood that a public market for such securities will develop after the closing of this offering or be sustained if developed. As such, investors may not be able to readily dispose of any shares purchased in this offering.

Shares will be sold in reliance upon the safe harbor provisions of Rule 3a4-1 under the Exchange Act. Our officers and directors, Peter Forst and Sheryl Cousineau will conduct the offering. Although Mr.Forst and Ms. Cousineau are associated persons as that term is defined in Rule 3a4-1 under the Exchange Act, they will not be deemed to be a broker or dealer in the sale of our securities. More particularly Mr. Forst and Ms. Cousineau satisfy Rule 3a4-1 of the Exchange Act for the following reasons:

* Mr. Forst and Ms. Cousineau are not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

* Neither Mr. Forst or Ms. Cousineau will be compensated for their participation in the sale of our securities by the payment of commission or other payment based either directly or indirectly on transactions in securities.

* Mr. Forst and Ms. Cousineau are not associated persons of a broker or dealers at the time of his participation in the sale of our securities.

* Both Mr. Forst and Ms. Cousineau meet the conditions of paragraph (a)(4)(iii) of Rule 3a4-1 under the Exchange Act and accordingly they will restrict their participation to the following activities:

a) Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

b) Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the contents of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

c) Performing ministerial and clerical work involved in effecting any transaction.

Mr. Forst and Ms. Cousineau are fully aware of the provisions of Rule 3a4-1 under the Exchange Act and will conduct this offering in accordance with Rule 3a4-1, and will rely upon this rule. Should either Mr. Forst or Ms. Cousineau conduct this offering in any way that violates Rule 3a4-1, he or she and First Corporation could be subjected to enforcement proceedings, fines and sanctions by the Securities and Exchange Commission and by the regulatory authorities of any state or province in which our securities are offered.

Joseph I. Emas, our securities counsel, has opined with respect to our stock.

Mr. Forst and our other director, Ms. Cousineau as well as all current shareholders, may purchase securities in this offering upon the same terms and conditions as public investors without limitation. Mr. Forst and Ms. Cousineau as well as current shareholders may purchase securities in this offering to reach the minimum offering amount. We have informed both Mr. Forst and Ms. Cousineau that while they are purchasing the securities, they

(1) are required to comply with Regulation M under the Securities Exchange Act of 1934 (as described in more detail below);
(2) may not engage in any stabilization activity, except as permitted under the Securities Exchange Act of 1934;
(3) are required to furnish each broker-dealer (who may offer the common stock to be resold by our shareholders) copies of this prospectus, and
(4) may not bid for or purchase any of our securities or attempt to induce any person to purchase any such securities except as permitted under the Securities Exchange Act of 1934.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  Mr. Forst and Ms. Cousineau, if they purchase securities to reach the minimum offering, will either (i) purchase securities immediately prior to the completion of the offering in order to reach the minimum amount; or (ii) make such purchases in reliance on an exemption pursuant to Regulation M, particularly that of purchases of securities from an issuer or selling security holder in connection with a distribution, that are not effected on a securities exchange, or through an inter-dealer quotation system or electronic communications network.

Both Mr. Forst and Ms. Cousineau intend to deliver copies of the registration statement to close friends, relatives, former investors and business associates with a view to having them subscribe for shares of the offering. The registration statement will also be shown to other persons that either of our directors think may have an interest in investing in First Corporation. Mr. Forst and Ms. Cousineau will respond to inquiries of potential purchasers who have reviewed the registration statement and have questions regarding the offering. Responses to these inquiries will be limited to the contents of the registration statement. Investors will not be provided with any ancillary information. Mr. Forst and Ms. Cousineau intend to contact all the investors who received a copy of the registration statement to see if the investor wishes to participate in the offering. The process will continue until we decide to close the offering or cease selling efforts.

The offering will remain open for a period until _____, 2005 or 180 days from the date of this prospectus, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts.

Concurrent with this offering, our selling shareholders are selling 1010,000 shares of common stock which represents over nine percent of the common stock being offered in this registration statement. The 1010,000 shares of common stock were issued for an effective cash consideration of $ .25 per share in October of 2004 which is 83.34 % of the offering price to the public of $ .30 per share in this registration statement. The effect of the selling shareholders is they may be willing to sell at lower prices than the $.30 price per share in our offering once our shares are successfully listed on the OTCBB. This may impeded our ability to raise capital in our registration statement and any subsequent secondary offerings. No arrangement is in place to counter this effect. The selling shareholder offering is concurrent with the offering of 1,000,000 shares at $ .30 per share by us. Both offerings are being registered pursuant to this prospectus.

While the registration statement is effective, selling shareholders may sell their shares directly to the public at price of $ .30 per share until our shares are quoted on the OTCBB, if ever, and thereafter at the prevailing market price of the OTCBB, without the aid of a broker or dealer, or they may sell their shares through a broker or dealer. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2. In privately negotiated transactions;
3. Through the writing of options on the common stock;
4. In short sales; or
5. In any combination of these methods of distribution.

After listing on the OTCBB, the sales price offered by the selling shareholders to the public may be:

1. The market price prevailing at the time of sale;
2. A price related to such prevailing market price; or
3. Such other price as the selling shareholders determine from time to time.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

- contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
O - contains a description of the broker's or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;
O - contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
O - contains a toll-free telephone number for inquiries on disciplinary actions;
O - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
- contains such other information and is in such form (including language, type, size, and format) as the C Commission shall require by rule or regulation.
The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:
O with bid and offer quotations for the penny stock;
O - the compensation of the broker-dealer and its salesperson in the transaction;
- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Rule 144 Shares

A total of 1,400,000 shares of our common stock are available for resale to the public after December 21, 2004 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.  1% of the number of shares of the company’s common stock then outstanding which, in our case, will equal approximately 82,000 shares as of the date of this prospectus; or

2.  the average weekly trading volume of the company’s common stock during the four calendar weeks preceding  the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

As of the date of this prospectus, the person mentioned above and who is our affiliate holds 1,400,000 of the shares that will be eligible for Rule 144 sales. This person would, however, be subject to the volume limitations discussed above and would not become eligible to use Rule 144(k) until at least three months after resigning as an officer and director, and then only if they retained less than 10% of the aggregate amount of common shares then outstanding

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock by such selling shareholders.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.  Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.  Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

No public market currently exists for our shares of common stock.  We intend to apply to have our shares traded on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB, is a securities market but should not be confused with the NASDAQ market. OTCBB companies are subject to far less restrictions and regulations than are companies traded on the NASDAQ market. However there is no assurance that we can be traded on the OTCBB.

Legal Proceedings.

We are not aware of any legal proceedings that have been or are currently being undertaken for or against us nor are we aware of any contemplated.

Directors, Executive Officers, Promoters and Control Persons

Directors:

Name of Director Age

Peter Forst 40

Sheryl Cousineau 28

Executive Officers:

Name of Officer Office

Peter Forst President, Chief Executive Officer since October 12, 2004

Sheryl Cousineau Chief Financial Officer, Secretary and Treasurer since December 21, 2003

The following describes the business experience of our directors and executive officers, including other directorships held in reporting companies:

Peter Forst, President and Chief Executive Officer and Director

Peter Forst became the President and Chief Executive Officer of First Corporation on October 12, 2004.  Following his tenure in University where he studied, Political Science, psychology and economics, Mr. Forst studied Lumber Grading in British Columbia, Canada and went on to become an instructor of this profession through The Council of Forest Industries.

In 1994 Mr. Forst founded Forstex Industries, Inc. an international lumber exporting company with remanufacturing facilities in British Columbia, Canada.  This company specializes in high grade softwood lumber primarily for the European markets, Italy being the largest consumer. This company is one of the largest secondary producers of high grade Douglas fir in Canada. Some of the final product has ended up in famous opera houses as well as celebrity homes.

In 1996 he founded Forstex Communications Inc., a company specializing in cellular and satellite communications.  Forstex Communications was one of the pioneers of satellite telephone communications in British Columbia.

2004 Founded Forst Financial LLC, which markets prepaid credit cards to the un-bankable, third world immigrant communities throughout the United States. The framework is in place to expand its operations internationally.   Mr. Forst is currently active strictly in the administration and promotion of this concern.  Mr. Forst devotes approximately two hours per day on the affairs of the registrant, but expect that his hours will expand when phase one of the exploration program as recommended by our Professional Geologist is completed and if or when we determine that we will proceed with phase two.

Sheryl Cousineau,  Chief Financial Officer, Secretary, Treasurer and Director

Ms. Sheryl Cousineau became a director of our company on December 21, 2003 and currently devotes approximately one hour per day to affairs of First Corporation.

1994 - 1999  Ms. Cousineau was employed as a teacher’s assistant with the Toronto Board of Education. Among her duties she assisted with both junior and senior kindergarten as well as special needs children.  Part of her duties included planning of activities and snacks, did outside playtime duty and assisted children with assignments.

1999 - 2000  Ms. Cousineau was in the Management Training Program of Hidden Hitch, Ltd. in Huntsville, Ontario.  The training program entailed hands-on experience in various departments including assembly line, quality control, packaging, shipping and receiving and painting.

2000- 2001  Assistant Sales Manager EXL Systems of Canada.  Ms. Cousoineau office trained and on-site trained sales people marketing a high-end cleaning and air purifying product.

2001 – 2002 Assistant Manager – Hostess Muskoka on the Rocks, Huntsville, Ontario.  Duties included supervising bar activities, inventory, customer greeting and assuring fine dining atmosphere.

In September, 2002, Ms. Cousineau moved to Calgary, Alberta to become the Sales and Promotion Manager of VIP Magazine, a publication targeting high income consumers.  The magazine ceased publication and all operations in April 2004.

Beginning in August, 2004 Ms. Cousineau  became General Manager of Fish Creek Market, Calgary, Alberta.  Her duties cover personnel, ordering, banking, advertising and all other duties entailed in running a very successful specialty supermarket.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to beneficially own more than 5% of our outstanding common stock as of March 9, 2005, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial owner	Percent of class
Common Stock	Peter Forst 3039 Rivoli Newport Beach, California 92660	7,500,000	65.16
Common Stock	Sheryl Cousineau 16125 Shawbrooke Road, SW Calgary, AB T2Y 3B3	2,000,000	17.38
Common Stock	All executive officers and directors as a group (one person)	9,500,000	82.54

A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof.  The percent of class is based on 7,200,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.0001 per share.

Common Stock

As at the date of this prospectus, 11,510,000 shares of common stock are issued and outstanding and held by 2 9 shareholders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

The Articles of Incorporation of First Corporation authorize the issuance of 10,000,000 shares of preferred stock. The Board of Directors is authorized to issue preferred shares from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as common stock.  No preferred stock has been issued.

It should be noted that even if the maximum amount of shares being registered in this offering were subscribed for there are 91,796,000 shares of common stock and all 10,000,000 shares of preferred stock un-issued by First Corporation.  Any or all of this un-issued stock could be issued to delay, defer  or prevent a change of control of the the registrant.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect of more than $50,000, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Our securities counsel is Joseph I. Emas, of Miami Beach, Florida. Mr. Emas passed upon the validity of the issuance of our securities under Colorado law.

The financial statements included in this prospectus and the registration statement have been audited by Jewett, Schwartz and Associates, Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The geological report for the FirstCorp claims was prepared by B. Dewonck, B.Sc., P. Geo., and is included in reliance upon such report given upon the authority of Mr. Dewonck as a professional geologist.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our directors and officers are indemnified as provided by the Colorado Statutes and our Bylaws.  The Colorado Statutes permits a Colorado corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances. Our Articles of Incorporation provide that we shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Colorado Statutes. The indemnification provided by the Colorado Statutes and our Articles of Incorporation is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court’s decision.

Organization Within Last Five Years

We were incorporated on December 27, 1995 under the laws of the state of Colorado. On the date of our incorporation, we appointed Inge L.E. Kerster as our sole director and officer. Ms. Kerster was issued 750,000 shares of common stock for the time, effort and expense of incorporating First Corporation.  On December 21, 2003, Inge Kerster sold 700,000 of her 750,000 common shares to Ms. Sheryl Cousineau and announced her retirement and resignation from the Board of Directors.  Coincidently with Ms. Kerster’s resignation Ms. Cousineau became the corporation’s sole officer and director. Ms. Cousineau participated in the raising of private investment through October 2004 and should be considered a co-promoter of the registrant.

On October 12, 2004 Mr. Peter Forst transferred to First Corporation  ownership of KRL1242425 and KRL1242673 claims (the First Corp claims) in the Red Lake Mining District of Ontario, Canada for cash and 5,000,000 shares of the common stock of First Corporation.  Mr. Forst was elected to the Board of Directors and assumed the office of President and Chief Executive Officer, while Ms. Cousineau retained the offices of Chief Financial Officer, Secretary and Treasurer.  Mr. Forst should be considered a co-promoter of the registrant.

Description of Business

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. By a mineral claims agreement with our President, dated October 12, 2004, we purchased a  100% interest in the FirstCorp claims .. This claims consists of two adjacent mineral claims of 1280 acres each located at the southwest end of what is known as the Confederation Lakes Area. Our claims straddle Highway 105, the Red Lake Highway that connects the Red Lake Mining District to the Trans Canada Highway near Vermillion Bay, Ontario, some 110 Kilometers (70 miles) south. Both claims are in good standing with the Province of Ontario.

During the period from incorporation, December 27, 1995, to the date of this prospectus, we have raised capital through the sale of shares of our common stock in order to cover administrative expenses, the costs of the geological report and fund the cash payment for the purchase of the FirstCorp claims .. .  Prior to the acquisition of the FirstCorp claims we investigated several business opportunities, mainly in the mining and fossil fuels exploration industry.  Prices of both precious and base metals were severely depressed during most of the period from 1995 through late 2003 and all prospects presented to us were declined.  Oil and gas prices were also relatively low which made North American exploration by a junior company impracticable. Fund raising during that period was also extremely difficult.

Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on any of our properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. We have no known reserves of any type of mineral.  To date, we have not discovered an economically viable mineral deposit on the FirstCorp claims , and there is no assurance that we will discover one.

We do not consider ourselves to be a blank check as the term is defined in Regulation C, Rule 419, and we do not intend to merge with or acquire another company in the foreseeable future.

FirstCorp Claims Agreement

Cash Payment

We have paid the sum of $15,000 cash upon execution of the agreement with Mr. Forst and $2,500 to cover the cost of the Geological Report.  No further cash consideration is due pursuant to the agreement..

Exploration Expenditures Necessary to Maintain Our Claims in Good Standing

At least $ 10,000 by midnight on May 20 , 200 7 ..

If the above exploration expenditures have not been made by the June deadline we will lose any and all rights to the mineral claims.

Issuance of Shares

We issued 5,000,000 shares in our capital stock to Mr. Peter Forst, our President upon execution of the assignment of the claims. The 5,000,000 shares were issued at a deemed value of $15,000 or $0.003 per share.

The total consideration paid to Mr. Forst upon execution of the assignment agreement was $30,000 in cash and stock. The valuation of the purchase agreement was negotiated between our management and Mr. Peter Forst and took into account the fact that Mr. Forst agreed to take over active management of our affairs and use his experience and management skills for our benefit.

Mr. Forst paid Ruza Resources Ltd. (Jaroslav Ruza), original acquirers of the claims US$15,000 for our claims.

Recording of the Mineral Claims

The FirstCorp mineral claims consist of two mineral claims located in the Red Lake Mining District, Ontario, Canada. First Corporation owns the mineral claims pursuant to the mining laws of the Province of Ontario. The mineral claims have the following legal description:

Name of Mining Claim	Units	Work Requirement	Expiry Date
KRL 301642	16	US$ 5,000	May 20, 2007
KRL301643	16	US$ 5,000	May 20, 2007

The two mineral claims were staked in May 200 3 by Jaroslav Ruza to cover an area of potential gold and base metal mineralization, as identified by Mr. Ruza. Each mineral claim wa s effective until May 5, 2005. On May 1, 2005 we determined that the cost of re-staking and filing our claims would be much less than spending US$ 10,000 on minimal assessment work simply to keep our claims in good standing.  Accordingly, we hired a staking crew, restaked our claims and had new, amended geological reports written.   First Corporation is the beneficial owner of title to the mineral claims through our trustee, Gary Schellenberg, President of Coast Mountain Geological Ltd.our geological consultants ..

In order to maintain our mineral claims in good standing, we must complete exploration work on the mineral claims and file confirmation of the completion of work on the mineral claims with the applicable mining recording office of the Province of Ontario. Currently, exploration work with a minimum value of $400 Canadian per unit is required during each year. Our claims encompass 32 units so our yearly commitment for exploration expenditures with the Province of Ontario is US$10,000 ($12,800 Cdn)

The completion of mineral exploration work or payment in lieu of exploration work in any year will extend the existence of our mineral claims for one additional year. As our mineral claims are effective until May 5, 2005, we must file confirmation of the completion of exploration work in the minimum amount of Cdn $400 per Unit or US $ 10,000 by May 20 2007 .. If we fail to complete the minimum required amount of exploration work our mineral claims will lapse on May 21 , 200 7 and we will lose all interest that we have in these mineral claims. The claims were staked on May 5th, 2004.  Mining regulations in the Province of Ontario require that the first exploration funds (the amount necessary to maintain the claims in good standing) be expended on or before May 20 , 200 7 ..  Other than the acquisition of the claims from Peter Forst and the cost of re-staking and preparation of a new report, we have spent no monies for or on the claims.

Technical Information Regarding the Claims

The FirstCorp claims are the subject of a geological report prepared by B. Dewonck, P. Geo., dated September 15 , 200 5 .. The following description of the FirstCorp claims is summarized from Mr. Dewonck’s report.  We paid $ 2 , 0 00 Cdn to Coast Mountain Geological Ltd. Of Vancouver, BC for the preparation of this report.

There is no relationship between Mr. Dewonck and First Corporation, our officers, our directors or our affiliates.

Location and Access.

The subject claims lie 70 miles north of the small town of Vermillion Bay in Northwestern Ontario. Located within the Red Lake Mining District, the claims ’s geographical coordinates are: North Latitude: 50o 51’, West Longitude: 93o 27’.  The Red Lake Mining District covers several thousand square miles.  In  order to be more definitive as to location we sometimes refer to the Confederation Lakes Area of the District.

The claims straddle paved Highway 105 and can be accessed year round by driving north from Vermillion Bay.  A network of logging roads provide further access.

Figure 1 – Location of claims within Canada

N
W
E
S
10 km
430,000 m E
440,000 m E
450,000 m E
460,000 m E
470,000 m E
480,000 m E
5,660,000 m N
5,650,000 m N
5,640,000 m N
5,630,000 m N
Cochenour
McKenzie Is.
Campbell-Red Lake
Red Lake
Hasaga
Madsen
Starratt-Olsen
1242673
1242425
Snake Falls
Bruce Lake
LEGEND
Operating mine
Past producer
Road
Rail line
Property
Contour interval 20 m

Figure 3 – Location of Claims in relation to adjacent activity

Physiography and Climate

Relief on the claims is generally subdued, with scarce outcrop, generally covered with up to 20 m of glacial till. Local relief is between 5 and 40 m, usually resulting from glacial deposits such as eskers; where outcrop does exist ridges up to 30 m in height have formed. Drainage patterns trend south and southwest, direction of the last glacial movement in the area. Winters are typically cold, with temperatures down to – 450 C with moderate snowfall, and warm summers up to 350 C.

Ridges are generally covered by black spruce, jackpine, poplar and aspen while the flatter and boggy areas feature sparse spruce, tamarack and sphagnum mosses, with alders in narrow streams. Active logging provides excellent access and in unlogged areas deadfall from the vegetation covers outcrops.

We have no equipment on our claims nor do we have access to power other than portable generators.  Work , requiring equipment for trenc h ing, drilling, etc., will be contracted out.  Should our future exploration efforts indicate the need for a permanent infrastructure on our claims, wired power is easily accessable.  Our claims straddle Ontario Highway 105 which not only provides us with year-round access but has power lines following its route.

CLAIM STATUS

Records of the Ontario Ministry of Mines indicate the following information with respect to the subject claims.

CLAIM NUMBER	UNITS	EXPIRY DATE	WORK REQUIREMENT

KRL301642	16	May 20 , 200 7	Cdn $ 6,400
KRL301643	16	May 20 , 200 7	Cdn $ 6,400

An officer and director of First Corporation advanced the sum of $10,000 (aprox. 12,800 Cdn) to cover the cost of the above minimum assessment work on our claims.

History and Previous Work

The claims are situated to the southeast of the world famous Red Lake gold mining camp, whose history dates back to 1897 when gold mineralization was first found on surface. It was not rich enough to pursue at the time and it took rumors of a silver occurrence to attract prospectors back in 1922.  At that time, claims were staked which eventually became part of Mackenzie Red Lake Mines. The ensuing gold rush extended to the Birch-Uchi area, which lies to the northeast of the subject claims, by 1926. The Red Lake gold camp today is still divided into the Red Lake camp proper, southwest of Trout Lake, and the Birch-Uchi greenstone belt east and southeast of Trout Lake.

By 1929 several gold mines were under construction, the earliest being the Bobjo in the Birch-Confederation lakes area and the Howsey and Hasaga mines at Red Lake. The 1929 stock market crash dampened exploration but rising gold prices prompted a resumption of work by 1931. The early 1940’s saw the Uchi mine and adjacent properties producing 11,400 ounces of gold and 110,000 ounces of silver, remaining the largest recorded producer in the Birch-Uchi area. All activity ceased in 1943 due to World War II.

Activity resumed in 1949 with the Campbell mine as the first major success. Originally staked in 1926, production did not start until 1949 and to date the mine, owned 100% by Placer Dome Inc., has produced in excess of 10 million ounces of gold at a grade of about 0.3 oz/ton. The proven and probable mineral reserves as of December 31, 2003 are estimated at 1,430,000 ounces of gold, and deep exploration and development is ongoing.

Other notable past producers include the McMarmac, Gold Eagle, Cochenour-Willans and Madsen Red Lake Mines. The latter closed in 1976, having produced 2.6 million ounces, but was acquired by Claude Resources in 1998 with measured and indicated reserves of 790,000 tonnes grading 11 g/t and inferred reserves of 740,000 tonnes grading 8.5 g/t. Placer Dome has since begun to earn an interest in the claims , having completed two phases of work.

The jewel of the whole camp is Goldcorp’s Red Lake Mine (formerly known as the Dickenson Mine), which began operations in 1948 and is contiguous to the Campbell mine. Red Lake has produced over 4 million ounces of gold to date but still has reserves of 5.2 million ounces, thanks to the 1995 discovery of the new High Grade Zone at a depth and location previously thought to have no potential. In total the Red Lake and Birch-Uchi areas have produced over 20 million ounces of gold.

The subject claims are also situated at the southwest end what is known as the Confederation Lakes area, which has seen base metal exploration since the 1950’s. This began in earnest in the late 1960’s when Selco Mining Corporation discovered the South Bay copper-zinc-silver volcanic hosted massive sulphide deposit. The deposit eventually developed into the South Bay Mine, producing 1.45 million tons of ore grading 2.3% copper, 14.7% zinc and 120 g/t silver between 1971 and 1981.

Selco’s success at South Bay led them to conduct a systematic evaluation of the belt by means of airborne electromagnetic surveys, resulting in the discovery of a number of shallow, small high grade copper-zinc deposits and prospects of which none were of economic interest. Others were also drawn to the area as a result of Selco’s activity, including such companies as Minnova, Rio Algom, Inco and Homestake to name a few, many using the then new Questor INPUT Mark IV AEM survey system.

Noranda began systematic exploration in 1987 using the Questor airborne system and developing a large regional database of lithogeochemical, geophysical and geological information. In 1996 they completed a GEOTEMDeep AEM survey to search for targets at depth not detected by previous survey, and since then have focused on exploring targets between 200 and 400m vertical depths using deep search geophysical techniques and lithogeochemical sampling to identify proximal VMS-type hydrothermal alteration.

Although South Bay was discovered at shallow depth, the best ore was subsequently identified at depths below 275 m, illustrating the concept of near-surface mineralization reflecting deeper-lying deposits. Many near surface zones have been identified but only South Bay has developed into a mine, emphasizing the need to look deeper into the belt. A new, deeper penetration geophysical technique known as the Titan-24, developed by Quantec Geoscience Inc. has been tested at deep mines such as Kidd Creek and Red Lake.

Conclusions and Recommendations

Once this information has been assembled, a short field program conducted by a geologist and an assistant should be completed to become familiar with the overall geological picture and to facilitate the planning of the phase two work program. The field work will consist of a site visit and is expected to take four or five days to complete. The geologist and the assistant will examine the areas of interest on the mineral claims that were identified by the review of available data. The field work is also intended to identify any visible rock exposures and rock outcrops that may warrant further investigation and to substantiate previous geological mapping. The field work will also examine logistic issues for the mineral claims including physical access to the different areas of the mineral claims for the anticipated phase two work program. Phase one will also include an updated geological report with an independent analysis and recommendation on the mineral claims. A budget of $50,000 is estimated for phase one. To date, no exploration expenditures have been spent by us on the FirstCorp claims ..

Phase one will consist of detailed follow-up geological mapping and prospecting of the claim area, with grid controlled geochemical and geophysical surveys as required to cover areas of specific interest as identified in phase one. Phase two is intended to identify the geological environment underlying the mineral claims and a detailed mineralization map to scale should be produced. A geologist and a camp consisting of five or six crew members will conduct a field program. Under the supervision of the geologist, the crew will collect sediment samples for geochemical analysis on the areas of interest. This field work is expected to take place over a two or three week period and the analysis of the sediment samples is expected to take an additional two to three weeks. This level of surveying and sampling will provide a higher level of reconnaissance information for the mineral claims. Phase one will also include an updated geological report with an independent analysis and recommendation on the mineral claims. All of the aforementioned work is included

Our board of directors will make a determination whether to proceed with phase two of the exploration program upon completion of phase one of the exploration program by the geologist and the review of the results of phase one.

Because of our lack of specific experience in the mining industry we will at all times consult with our Professional Geologist.  In  making this determination, we will make an assessment and again in consultation with our Professional Geologist as to whether the results of phase one are sufficiently positive to enable us to achieve any financing that may be necessary for us to proceed with phase two of the exploration program. This procedure will include an assessment of the market for financing of junior mineral exploration projects at the time of our evaluation . If we decide not to proceed with phase two, we will expend no more money on these particular claims.

The next phase of the exploration program would likely be comprised of a small drill program and a geological interpretation of the results of the drilling program. The drilling program would require access to the site of the mineral claims with drilling equipment, the issuance of a work permit and the posting of a bond. The estimated cost of completion of this phase of the exploration program is approximately $350,000. Positive drilling results at this phase could indicate zones of mineralization but will not indicate, in any way, mineral reserves.

We have not chosen anyone specific to conduct exploration work on the claims .. We intend to choose a geologist recognized in the province of Ontario who has had experience working in the regional area of the claims ..

We intend to use the proceeds from this offering to commence the recommended phase one program. We will need to raise additional capital to complete the phase two program.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Province of Ontario, specifically. Under these laws, any work that utilizes mechanical equipment and disturbs the surface of the land must first submit a notice of work and reclamation as prescribed by the laws and regulations of the Province of Ontario. Once the notice of work and reclamation has been approved, a permit will be issued which may entail the posting of a bond. The first phases of exploration work will not require the work permit and posting of a bond because there will be no mechanical equipment on site and there will be no disturbance to the surface and we have the right to explore the claims .. The proposed phase two trenching and/or drilling program will require a permit and a bond. The expected time to receive the permit is between one and three months and the costs of obtaining the permit are anticipated to be approximately $5,000.

Any proposal to commence production of minerals will require prior approval of applicable governmental regulatory agencies. The proposal will also be sent to the appropriate First Nation(s) for review and comment. Approval in principle of the proposed production then leads to permitting. The district inspector of Mines may attach terms and conditions to the permit.  The amount of reclamation bonding is also established by the district inspector of Mines. If the terms and conditions and the security amount is acceptable to the applicant, the Mines Act permit is then issued. The timing of the approval will likely take one to two years and the costs of the proposal, feasibility studies and environmental studies are expected to be in excess of $400,000. We can provide no assurance to investors that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in phase one because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment.

Examples of regulatory requirements include:

- Water discharge will have to meet water standards;

- Dust generation will have to be minimal or otherwise re-mediated;

- Dumping of material on the surface will have to be re-contoured and re-vegetated;

- An assessment of all material to be left on the surface will need to be environmentally benign;

- Ground water will have to be monitored for any potential contaminants;

- The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

- There will have to be an impact report of the work on the local fauna and flora.

During the second phase of exploration, a bond may be needed to cover possible land disturbance. In the case of normal fieldwork, this should be minimal. The costs of compliance with environmental regulations in the production phase are variable and cannot be determined at this time.

Competitive Conditions

The gold mining industry is highly competitive and we will be competing with many other exploration companies looking for precious and base metals. We are one of the smallest exploration companies and are an infinitely small participant in the mineral exploration business. While we generally compete with other exploration companies, there is no competition for the exploration of minerals from our claims.

We are a junior mineral exploration company. We compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral exploration companies. The presence of competing junior mineral exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We will also be competing with other junior and senior mineral companies for available resources, including, but not limited to, professional geologists, camp staff, mineral exploration supplies and drill rigs.

Employees

As of the date of this prospectus, we have no employees. We intend to retain independent geologists and consultants on a contract basis to conduct the work programs on the FirstCorp claims ..

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Discussion and Analysis of Financial  Condition and Results of Operation

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time periods specified, subject to our obtaining the funding necessary for the continued exploration of the FirstCorp claims and for the acquisition and exploration of additional mineral properties:

1.  We plan to conduct the recommend phase one exploration program on the FirstCorp claims consisting of a thorough review of all available data on the FirstCorp claims and a short field program. We anticipate that the cost of this part of this program will be approximately $50,000. We have completed the initial summary of claims KRL3019642 and KRL 3019643 as described below and are analyzing the report.

2. If the results of our exploration indicates that land in the vicinity of the mineral claims is prospective and provides synergies with our exploration work programs, we may attempt to stake additional mineral claims or attempt to enter into joint venture or option agreements with surrounding claimholders to earn an interest in further mineral claims, subject to available financing.

3. We anticipate spending approximately $1,000 in ongoing general and administrative expenses per month for the next twelve months. The general and administrative expenses for the year will consist primarily of professional fees for the audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees and general office expenses.

As at September 30 , 2005 we had cash reserves of $1,724 which will sustain our minimum operations for approximately six months. However, we will need an additional $20,000 to cover the anticipated offering costs prior to the closing of this offering and the required expenditure on our claims. Mr. Peter Forst and Ms Sheryl Cousineau, our president and secretary/treasurer, respectively, have indicated to us that they will advance up to $30,000 over the next six months in order to enable us to proceed with this offering.   One of our officers and directors has advanced   $6,500 to re-stake our claims and cause a new geological report to be issued.  T hese funds were advanced as a shareholder loan and will be paid out of the proceeds of this offering.

Our embarking on a phase two work program and investigation and acquisition of additional mineral claims interests is subject to us obtaining adequate financing. During the 12-month period following the date of this registration statement, we do not anticipate generating any revenue. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to realize sufficient funding from the sale of our common stock to complete the phase two exploration program.  In the absence of such financing, our business plan will fail.

We may consider entering into a joint venture partnership to provide the required funding to develop the mineral claims. We have not undertaken any efforts to locate a joint venture partner for the mineral claims. If we entered into a joint venture arrangement, we would likely have to assign a percentage of our interest in the claims to the joint venture partner.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mineral properties in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

- our ability to raise additional funding

- the market for gold and silver and base minerals such as zinc, copper

- results of our proposed exploration programs on the FirstCorp claims

- our ability to find joint venture partners for the development of our claims interests

If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company.  In the event we are not successful in raising additional financing, we anticipate that we will not be able to proceed with our business plan. In such a case, we may decide to discontinue our current business plan and seek other business opportunities such as oil and gas exploration. In the event no other such opportunities are available, we may be forced to discontinue business. We do not have any specific alternative business opportunities in mind and have not planned for any such contingency.

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

If we find sufficient evidence that warrants further mineral exploration we would likely conduct trenching and/or drilling on the mineral claims to determine if mineralization zones exist.  If we decide to commence a drill program on the claims, we will require additional funding. The cost of such a program cannot be determined until results from the first two phases of exploration are completed.  However, we estimate that such a program will cost approximately $350,000.

We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to realize sufficient funding from the sale of our common stock to fund additional phases of exploration. We believe that debt financing will not be an alternative for funding additional phases of exploration.  We do not have any arrangements in place for any future equity financing.

Currently, Mr. Forst devotes approximately ten hours per week and Ms. Cousineau devotes approximately five hours a week on our business. Both of our officers and directors have indicated that they will expand the time spent on our business if and when the demand presents itself.

As part of our initial phase, we include the initial report on KRL3019642 and KRL 3019643 below:

Report on

KRL 301642 and KRL 301643 Claims

Red Lake Mining District, Ontario

NTS 52K14

Prepared for

FIRST CORPORATION

15998 SW 13th Street

Pembroke Pines, Florida

United States of America

Prepared by

B. Dewonck, P. Geo.

Coast Mountain Geological Ltd.

P.O. Box 11604

620 – 650 West Georgia Street

Vancouver, B.C.      V6B 4N9

September 15, 2005

4

   Page

SUMMARY

     1

INTRODUCTION

     3

LOCATION AND ACCESS

     3

PHYSIOGRAPHY AND CLIMATE

     3

CLAIM STATUS

     3

HISTORY

     6

REGIONAL GEOLOGY

     8

PROPERTY GEOLOGY

   10

CONCLUSIONS AND RECOMMENDATIONS

   12

REFERENCES

   13

STATEMENT OF QUALIFICATIONS

   14

LIST OF FIGURES

FIGURE 1:

General Location Map

      4

FIGURE 2:

Claim Map

      5

FIGURE 3:

Regional Geology – Red Lake Area

      9

FIGURE 4:

Regional Geology – Confederation Lakes Area

    11

LIST OF TABLES

TABLE 1:

Claim Information

      3

1

SUMMARY

The KRL3019642 and KRL 3019643 claims are located in the Red Lake Mining District of northwestern Ontario, southeast of the world famous Red Lake gold mining camp, whose history dates back to 1897. It hosts two major producers, Placer Dome’s Campbell Mine, with proven and probable mineral reserves as of December 31, 2003, estimated at 1,430,000 ounces of gold, and ongoing deep exploration and development, and Goldcorp’s Red Lake Mine, formerly known as the Dickenson Mine. It began operations in 1948 and is contiguous to the Campbell Mine. Red Lake has produced over 4 million ounces of gold to date but still has reserves of 5.2 million ounces, thanks to the 1995 discovery of the new High Grade Zone at a depth and location previously thought to have no potential. In total the Red Lake and Birch-Uchi areas have produced over 20 million ounces of gold.

The subject claims are also situated at the southwest end what is known as the Confederation Lakes area, which has seen base metal exploration since the 1950’s. This began in earnest in the late 1960’s when Selco Mining Corporation discovered the South Bay copper-zinc-silver volcanic hosted massive sulphide deposit. The deposit eventually developed into the South Bay Mine, producing 1.45 million tons of ore grading 2.3% copper, 14.7% zinc and 120 g/t silver between 1971 and 1981.

The property is located in an area of historical and ongoing high grade gold production, as well as historical base metal production, from an Archean greenstone belt, one of several which are hosts to numerous mines and mineral deposits throughout the Canadian Shield. It straddles Highway 105, the Red Lake Highway connecting the Red Lake district to the Trans Canada Highway near Vermillion Bay some 110 km to the south, between Dryden and Kenora. This provides ready year round access to the claims.

Outcrop exposure is generally sparse in the area and little is known of geology specifically underlying the property. According to published regional mapping, it appears to be underlain primarily by intermediate volcanic rocks and related fragmentals in contact with amphibolites occupying the northernmost part of the property. A review of available exploration data from public and private sources, in conjunction with the proposed work program, will be required to confirm ort revise the current interpretation.

In view of the lack of outcrop in the general area, an important component of the evaluation of these claims will be a thorough review of all available historical and recent exploration data on and around the property. It has been noted that geological mapping is difficult and largely reliant on geophysical and drill data, therefore extrapolation from data sources outside the property proper will be necessary to confirm or revise current interpretation of the underlying stratigraphy as represented on regional geology maps.

A budget of USD$50,000 is proposed for this work, which in addition to the data compilation should include field work to identify and map any outcrop with particular attention being paid to alteration and structural features, regardless of rock type. A reconnaissance scale Horizontal Loop Electromagnetic (HLEM)/magnetic survey across the entire claim area will serve to identify any major geological units and potential conductors not previously identified. The results of this program will then determine if a more comprehensive grid controlled field program of mapping, geophysical surveying and possibly till sampling is warranted.

2

INTRODUCTION

This report, prepared at the request of First Corporation, provides information on the location, geological and historical setting of the KRL 3019642 and KRL 3019643 claims in northwestern Ontario, and makes recommendations for the first phase of exploration to be conducted by First Corporation

LOCATION AND ACCESS

The claims are situated in the Red Lake Mining District, northwestern Ontario, 40 km southeast of Red Lake (Figure 1). They straddle Highway 105, the Red Lake Highway connecting the Red Lake district to the Trans Canada Highway near Vermillion Bay some 110 km to the south, between Dryden and Kenora. This provides ready year round access to the claims. The 466 hectare property is centred on 500 51’ N Latitude and 930 27’ W Longitude.

PHYSIOGRAPHY AND CLIMATE

Relief on the property is generally subdued, with scarce outcrop, generally covered with up to 20 m of glacial till. Local relief is between 5 and 40 m, usually resulting from glacial deposits such as eskers; where outcrop does exist ridges up to 30 m in height have formed. Drainage patterns trend south and southwest, direction of the last glacial movement in the area. Winters are typically cold, with temperatures down to – 450 C with moderate snowfall, and warm summers up to 350 C.

Ridges are generally covered by black spruce, jackpine, poplar and aspen while the flatter and boggy areas feature sparse spruce, tamarack and sphagnum mosses, with alders in narrow streams. Active logging provides excellent access and in unlogged areas deadfall from the vegetation covers outcrops.

CLAIM STATUS

Records of the Ontario Ministry of Mines indicate the following information with respect to the subject claims. Claim location appears in Figure 2.

TABLE 1

CLAIM INFORMATION

CLAIM NUMBER	UNITS	EXPIRY DATE	WORK REQUIREMENT

KRL 3019642	16	May 20, 2007	$6,400
KRL 3019643	16	May 20, 2007	$6,400

Registered owner of the claims is Gary Schellenberg, who holds the claims in trust.

3

Fig.1.  Location of project area (Fig.2).  Universal Transverse Mercator (UTM) projection with 1983 North American Datum (NAD83): Zone 15.

4

Fig.2.  Location of mineral tenures.

Map scale is approximately 1:250,000 (UTM NAD83 projection: Zone 15).  Mineral tenure numbers are shown in red.

5

HISTORY

The claims are situated to the southeast of the world famous Red Lake gold mining camp, whose history dates back to 1897 when gold mineralization was first found on surface. It was not rich enough to pursue at the time and it took rumours of a silver occurrence to attract prospectors back in 1922 At that time, claims were staked which eventually became part of Mackenzie Red Lake Mines. The ensuing gold rush extended to the Birch-Uchi area, which lies to the northeast of the subject claims, by 1926. The Red Lake gold camp today is still divided into the Red Lake camp proper, southwest of Trout Lake, and the Birch-Uchi greenstone belt east and southeast of Trout Lake.

By 1929 several gold mines were under construction, the earliest being the Bobjo in the Birch-Confederation lakes area and the Howsey and Hasaga mines at Red Lake. The 1929 stock market crash dampened exploration but rising gold prices prompted a resumption of work by 1931. The early 1940’s saw the Uchi mine and adjacent properties producing 114,00 ounces of gold and 14,000 ounces of silver, remaining the largest recorded producer in the Birch-Uchi area. All activity ceased in 1943 due to Worl War II.

Activity resumed in 1949 with the Campbell mine as the first major success. Originally staked in 1926, production did not start until 1949 and to date the mine, owned 100% by Placer Dome Inc., has produced in excess of 10 million ounces of gold at a grade of about 0.3 oz/ton. The proven and probable mineral reserves as of December 31, 2003 are estimated at 1,430,000 ounces of gold, and deep exploration and development is ongoing.

Other notable past producers include the McMarmac, Gold Eagle, Cochenour-Willans and Madsen Red Lake Mines. The latter closed in 1976, having produced 2.6 million ounces, but was acquired by Claude Resources in 1998 with measured and indicated reserves of 790,000 tonnes grading 11 g/t and inferred reserves of 740,000 tonnes grading 8.5 g/t. Placer Dome has since begun to earn an interest in the property, having completed two phases of work.

The jewel of the whole camp is Goldcorp’s Red Lake Mine (formerly known as the Dickenson Mine), which began operations in 1948 and is contiguous to the Campbell mine. Red Lake has produced over 4 million ounces of gold to date but still has reserves of 5.2 million ounces, thanks to the 1995 discovery of the new High Grade Zone at a depth and location previously thought to have no potential. In total the Red Lake and Birch-Uchi areas have produced over 20 million ounces of gold.

The subject claims are also situated at the southwest end what is known as the Confederation Lakes area, which has seen base metal exploration since the 1950’s. This began in earnest in the late 1960’s when Selco Mining Corporation discovered the South Bay copper-zinc-silver volcanic hosted massive sulphide deposit. The deposit eventually developed into the South Bay Mine, producing 1.45 million tons of ore grading 2.3% copper, 14.7% zinc and 120 g/t silver between 1971 and 1981.

Selco’s success at South Bay led them to conduct a systematic evaluation of the belt by means of airborne electromagnetic surveys, resulting in the discovery of a number of shallow, small high grade copper-zinc deposits and prospects of which none were of economic interest. Others were also drawn to the area as a result of Selco’s activity, including such companies as Minnova, Rio Algom, Inco and Homestake to name a few, many using the then new Questor INPUT Mark IV AEM survey system.

Noranda began systematic exploration in 1987 using the Questor airborne system and developing a large regional database of lithogeochemical, geophysical and geological information. In 1996 they completed a GEOTEMDeep AEM survey to search for targets at depth not detected by previous survey, and since then have focused on exploring targets between 200 and 400m vertical depths using deep search geophysical techniques and lithogeochemical sampling to identify proximal VMS-type hydrothermal alteration.

Although South Bay was discovered at shallow depth, the best ore was subsequently identified at depths below 275 m, illustrating the concept of near-surface mineralization reflecting deeper-lying deposits. Many near surface zones have been identified but only South Bay has developed into a mine, emphasizing the need to look deeper into the belt. A new, deeper penetration geophysical technique known as the Titan-24, developed by Quantec Geoscience Inc. has been tested at deep mines such as Kidd Creek and Red Lake.

Tribute Minerals Inc., by virtue of a combination of claim staking and property options, has acquired an interest in a substantial part of the area and in 2002-2003 used the Titan-24 system to develop new exploration targets, identified as the Dixie, Fredart Lake, Copperlode-D-Zone, E-Zone and Hornet Zone, Garnet Lake and South Bay. Of these, the Dixie is the closest to the subject claims, being some 17 km to the northeast, and includes the Dixie 18 deposit with resources reported by Noranda of 110,000 tons grading 0.5% copper and 12.5 % zinc. Tribute has since conducted drilling programs to follow up targets, with the latest results issued in March, 2004. Tribute intersected the zinc-copper-gold-silver mineralization of the Arrow zone within a sequence of felsic tuffs and pyroclastics. The drilling encountered massive, semi-massive and stringer sulphide zones, and up to 50 metres of intense footwall alteration.

The fourth hole (GL-2004-04) encountered the Arrow zone approximately 100 metres updip from drill hole 97-4 and approximately 100 metres west of Tribute's GL-2003-01. The drilling intersected a 4.25 m sulphide section containing sphalerite with minor chalcopyrite, pyrite, pyrrhotite and magnetite from 421.5-425.75 m over an intensely altered footwall zone from 392.0-421.0 metres with stringer zinc and copper mineralization. The 12.75 metre section from 413.0-425.75 m reported 6.63% Zn, 0.31% Cu, 0.22 g/t Au and 13.20 g/t Ag. The high grade section from 421.5-425.75 m reported 17.41% Zn, 0.68% Cu, 0.32 g/t Au and 28.00 g/t Ag, with a massive sulphide section from 423.5-425.75 m containing Zn values to 40.02% and Cu values to 3.39% over 0.5 metre sampling intervals. The sulphide mineralization was similar in ore mineralogy, texture and grade, to intersections in previous holes.

REGIONAL GEOLOGY

The Red Lake camp, in general terms, is underlain by Archean greenstone belts consisting of a thick accumulation of tholeiitic to komatiitic, mafic to ultramafic volcanic rocks (Figure 3). Past and present producing mines occur within and near the stratigraphic top of the tholeiitic sequence. Their location and that of other known mineralization defines an extensive area of highly altered rock which also appears to be situated within and near the top of the tholeiitic sequence. The predominantly tholeiitic sequence includes an accumulation of clastic and chemical sedimentary rocks to the southeast and a series of stratiform mafic to ultramafic intrusions in the northwest. The assemblage as a whole is bounded to the east by a large granitic batholith and on the west by a granodiorite intrusion known as the Dome Stock. Although the vast majority of gold production has come from the volcanic rocks, there are examples of deposits developed in granitic rocks similar to those in the Red Lake area, including the Red Lake Gold Shore mine in the Dome Stock, which produced 21,100 ounces of gold from 86,333 tons milled from 1936 to 1938.

Key elements of lode gold deposits in Red Lake, as identified in the known deposits, include:

•

occurrence within the older Mesoarchean (older than 2.8 Ma) Balmer Assemblage

•

localized along discreet structures

•

occurs in proximity to belt scale unconformity separating Neo and Mesoarchean rocks – applies to late granitic rocks that have intruded near this unconformity

•

associated with large areas of ferroan–dolomite alteration (particularly evident in the mafic rocks but may be more subtle in the felsic rocks)

•

grade appears to be related to contacts between tholeiitic and komatiitic basalts

•

silicification as extension and fault-filled veins, breccia veins and open space filling associated with gold  (arsenopyrite and other sulphides typically associated with silicious gold mineralization)

The potential does exist for gold to be found in younger assemblages as is the case in the Rice Lake belt 100 km to the west of Red Lake.

Alteration is dominated by silicification, seritization and carbonatization, with silicification being the least common and perhaps more erratic. It results in significant bleaching and hardening of the rock, occurring as pervasive addition of quartz to the rock and the generation of numerous quartz veins. Sericitization appears largely lithologically controlled, mostly in felsic rock types although certain parts of pillow basalts can be affected. Ultramafic rocks, while moderately to highly serpentinized outside high alteration zones, exhibit extensively carbonatized and talcose ( + fuchsite) shear zones occurring within and along intrusive body contacts. The most characteristic alteration is intense, relatively pervasive iron-carbomatization in intense stringer systems, massive carbonate veins and pervasive addition of carbonate to massive rock. It appears to coincide with intense fracturing and small scale faulting of the altered rock.

6

440,000 m E
450,000 m E
460,000 m E
470,000 m E
480,000 m E
490,000 m E
5,660,000 m N
5,650,000 m N
5,640,000 m N
5,630,000 m N
10 km
N
S
E
W
Cochenour
McKenzie Island
Campbell-Red Lake
Red Lake
Hasaga
DIXIE 18
Fault
Snake Falls
Bruce Lake
LEGEND
Orogenic & transitional granite / granodiorite / tonalite
Orogenic diorite (sanukitoid suite)
Continental / continental arc tonalite, porphyry
Tonalite / tonalitic gneiss, unknown affinity
Ultramafic intrusive rocks
Felsic volcanic / related fragmental rocks
Intermediate volcanic / related fragmental rocks
Tholeiitic / undifferentiated mafic volcanic rocks
Conglomerate / clastic rocks
Amphibolite

Fig.3.  Regional geological map of the area surrounding and including the property.

Geological boundaries and units

are from Sanborn-Barrie et al. (2004).  Faults are marked by thick red lines,

unconformities by thick black lines.  Map scale is approximately 1:250,000

(UTM NAD83 projection: Zone 15).

7

The structural framework of the Red Lake camp is complex. Here, one proposal is that a major antiform with a southwest trending axis developed, whose configuration is sympathetic to the general outline of a granitic body to the east, together with a northeast trending, left sinistral limb thrust fault. A third element is a prominent fabric trending southeast, manifested as both fracture cleavage and penetrative foliation. Projected southeastward, it reaches the western end of the Confederation Lakes area to the northeast of the subject claims. Major gold mines and deposits are aligned along a northeast trending array in the northwest limb of the antiform, as well as in a southeast trending array in the southwest limb.

The Confederation Lakes area, to which the subject claims are more closely located, features the Archean aged Birch Lake-Confederation Lake greenstone belt of rocks, which consist of a mixed submarine metavolcanic metasedimentary sequence (Figure 4). Exposure is poor in the area and current understanding of the geology is based largely on interpretation of airborne data and drill information. These rocks have been subdivided into three volcanic cycles or sequences, of which the uppermost is the only one with proven economic base metal mineralization as represented by the South Bay Mine. A number of sub-economic copper-zinc base metal deposits and prospects also occur in the sequence. At least two phases of deformation have affected the area of which the major one is interpreted to have folded the assemblage into a tight syncline. Stratigraphic tops are commonly difficult to determine and makes detailed interpretation on individual properties problematic.

Most of the base metal occurrences are typical volcanogenic massive sulphides localized along stratigraphic time breaks, with intense alteration in the footwall rocks and none in the hanging wall, which is often the only way of determining stratigraphic tops. The alteration suite consists of a chlorite-garnet-biotite + anthophyllite + andalusite + staurolite mineral assemblage.

PROPERTY GEOLOGY

The author is not aware of any current or historical geological information with respect to the specific area of the subject claims. The property, according to published regional mapping, appears to be underlain primarily by intermediate volcanic rocks and related fragmentals in contact with amphibolites occupying the northernmost part of the property. A review of available exploration data from public and private sources, in conjunction with the proposed work program, will be required to substantiate the current interpretation.

8

LEGEND
Orogenic & transitional granite / granodiorite / tonalite / porphyry
Orogenic diorite (sanukitoid suite)
Continental / continental arc tonalite, porphyry
Tonalite / tonalitic gneiss, unknown affinity
Ultramafic intrusive rocks
Felsic volcanic / related fragmental rocks
Intermediate volcanic / related fragmental rocks
Tholeiitic / undifferentiated mafic volcanic rocks
Conglomerate / clastic rocks
Amphibolite
N
S
E
W
490,000 m E
500,000 m E
510,000 m E
520,000 m E
5,650,000 m N
5,640,000 m N
South Bay Mine
DIXIE 18
Fault
Snake Falls
10 km

Fig.4.  Regional geological map of the area to the east of the property, including the Confederation Lake trend which hosts the past-producing South Bay Mine.

Geological boundaries and units are from Sanborn-Barrie et al. (2004).  Faults are marked by thick red lines, unconformities by thick black lines.  Map scale is approximately 1:250,000 (UTM NAD83 projection: Zone 15).

CONCLUSIONS AND RECOMMENDATIONS

The subject claims are situated in an area of historically and currently productive, high grade gold deposits hosted in Archean greenstones of the Red Lake gold camp, the most notable being the still producing Campbell Mine (Placer Dome) and Red Lake Mine (Goldcorp). In addition the claims are proximal to the Confederation Lakes-Birch Lake belt, which hosts a number of copper-zinc occurrences and deposits. Selco’s South Bay Mine has been the only economic producer however the fact that the higher-grade ore was discovered at depth lends new hope for the potential of other occurrences to be similarly indicative of better targets at depth. Tribute Minerals Inc. has focussed its efforts in the last few years in re-evaluating occurrences identified by previous operators, most notably Noranda, who did not have the benefit of current airborne geophysical survey equipment capable of surveying to greater depths, which Tribute has used extensively.

The author has not visited the property and is not aware of prior work that may have been conducted within the confines of the current claim configuration. In view of the lack of outcrop in the general area, an important component of the evaluation of these claims will be a thorough review of all available historical and recent exploration data on and around the property. It has been noted that geological mapping is difficult and largely reliant on geophysical and drill data, therefore extrapolation from data sources outside the property proper will be necessary to confirm or revise current interpretation of the underlying stratigraphy as represented on regional geology maps.

A budget of USD$50,000 is proposed for this work, which in addition to the data compilation should include field work to identify and map any outcrop with particular attention being paid to alteration and structural features, regardless of rock type. A reconnaissance scale Horizontal Loop Electromagnetic (HLEM)/magnetic survey across the entire claim area will serve to identify any major geological units and potential conductors not previously identified. The results of this program will then determine if a more comprehensive grid controlled field program of mapping, geophysical surveying and possibly till sampling is warranted.

Geologist

$  7,000

Grid emplacement

    8,000

GPS Survey

    5,000

HLEM/Magnetometer Survey

  20,000

Report

                  5,000

Contingency @ 10%

                 5,000

TOTAL

$50,000

REFERENCES

Busch, David J., (2003): Diamond Drilling and Overburden Drilling, Mackenzie Island Project, Red Lake Area, Ontario, report for Skyharbour Resources Ltd., Orko Gold Corporation, and Cypress Development Corporation

____________, (2003): Exploration Results, 2003, Hayson Project, Red Lake Area, Ontario, report for Skyharbour Resources Ltd. and ITL Capital Corporation

Dickson, Ellsworth, (2002): A Brief History of Red Lake, in Resource World Magazine (November/December, 2002)

Mason, John K., and McConnell, Craig D. (1983): Gold Minerlization in the Beardmore-Geraldton Area in The Geology of Gold in Ontario, Ontario Geological Survey Miscellaneous Paper 110 (edited by A.C. Colville)

Sanborn-Barrie, M., Rogers, N., Skulski, T., Parker, J., McNicoll, V. and Devaney, J. (2004): Geology and Tectonostratigraphic Assemblages, East Uchi Subprovince, Red Lake and Birch-Uchi belts, Ontario; Geological Survey of Canada, Open File 4256; Ontario Geological Survey Preliminary Map P.3460, scale 1:250 000.

Westoll, Neil D. S., (2003): NI 43-101 Report on the Confederation Lake Property, Red Lake Mining District, Ontario, for Tribute Minerals Inc.

STATEMENT OF QUALIFICATIONS

I, BERNARD DEWONCK, self employed consulting geologist with address of 11931 Dunford Road, Richmond, B.C., V7E 3M6, HEREBY CERTIFY THAT:

1.

I am a graduate of the University of British Columbia, Vancouver, British Columbia with a B.Sc. (1974) in Geology.

2.

From 1977 to the present I have been actively employed in various capacities in the mining industry in numerous locations in North America, Central America, and South America.

3.

I have been retained by Coast Mountain Geological Ltd, a British Columbia corporation with a business address of 620-650 West Georgia Street, Vancouver, B.C., V6B 4N9, to complete this report and make recommendations for future work on the KRL 3019642 and KRL 3019643 claims for First Corporation.

4.

I do not own any interest in the KRL 3019642 and KRL 3019643 claims which comprise the subject property nor do I own any interest in any company or entity that owns or controls an interest in the claims which comprise the property.

5.

I am registered as a Professional Geoscientist with the Association of Professional Engineers and Geoscientists of British Columbia (#19885).

6.

I approve of this report being used for any lawful purpose as may be required by First Corporation and its affiliates.

DATED in Vancouver, B.C., this 15th day of September, 2005.

___________________________________________

Bernard Dewonck, P.Geo.

Information contained in this report has been compiled with the permission of First Corporation from sources believed to be reliable however, the accuracy and completeness of data herein cannot be guaranteed.  Neither the author, Coast Mountain Geological Ltd. nor First Corporation assumes responsibility for errors or omissions. This report is not a solicitation to either buy or sell interests or securities in any corporation and has been neither approved nor disapproved by any U.S. or Canadian stock exchange.

Results of Operations

We have had no operating revenues since our inception on December 27, 1995 through to September 30 , 2005. Our activities have been financed from the proceeds of share subscriptions. From our inception, on December 27, 1995, to September 30 , 2005, we have raised a total of $ 42,350 from private offerings of our securities.

For the period from inception, December 27, 1995, to September 30 , 2005, we incurred operating costs of $39,876. These operating costs included mineral claims expenditures consisting of the $15,000 payment for the purchase the FirstCorp claims , $750 for depreciation expense, and $3,748 representing the cost of the geological report on the FirstCorp claims .. In addition, we incurred $20,676 in professional fees, general and administrative expenses and legal and accounting services during the period  in connection with this offering.

Liquidity and Capital resources

At September 30 , 2005, we had cash on hand of $ 1,724 and working capital of $1, 7 24. This compares with cash on hand of $ 8,995 and working capital of $ 8,995 as at December 31, 2004 ..

We have funded our business to date from sales of our common stock. Gross proceeds from the sale of our common shares during the period from inception, on December 27, 1995, through   September 30 , 2005, totaled $ 42,350 .. Cash used in operating activities was $ 24,876 which primarily consisted of the net loss during the period of $39,876.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of the mineral claims and our venture will fail.

On or before May 20, 2007 we are required to incur minimum exploration expenditures totaling approximately $ 10,000 ($12,800 Cdn) in order to keep the FirstCorp claims in good standing. As of December 12, 2005, this requirement reamionas and is not satisfied as yet.

Description of Claims

First Corporation has purchased outright two blocks of mineral claims (claim numbers KRL 301642 and KRL 30164 3) each comprised of two square miles of the Red Lake Mining District in the Province of Ontario, Canada.

We currently do not have executive offices and one of our shareholders provides us with a mailing address at no charge at 15998 SW 13th Street, Pembroke Pines, FL 33027. Ms. Cousineau, our secretary/treasurer provides office space for the storage and maintenance of corporate records free of charge.

Certain Relationships and Related Transactions

Except as noted below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

Any of our directors or officers;
Any person proposed as a nominee for election as a director;
Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
Any of our promoters;
Any relative or spouse of any of the foregoing persons who has the same house as such person.

Mr. Peter Forst and Ms. Sheryl Cousineau our officers and directors, have acted as our co-promoters for approximately the past year.  Mr. Forst has acquired 5,000,000 shares of our common stock at a price of  $0.003 per share. For accounting purposes Mr. Forst paid a total deemed purchase price of $15,000 for these shares on October 4, 2004  (the funds were offset against capital contributions) ..  Ms. Cousineau purchased her 1,400,000 shares in a private transaction from Ms. Inge Kerster, our original incorporator and President. Mr. Forst also arranged for the purchase of the FirstCorp claims for a price of $15,000. Ms. Inge Kerster received cash consideration at fair market value for the shares sold to Ms. Cousineau and did not receive anything else of value (including claims , contracts, options or rights of any kind).

Market for Common Equity and Related Stockholder Matters

No Public Market for our Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 29 registered shareholders.

Rule 144 Shares

A total of 1,400,000 shares of our common stock will be available for resale to the public after December 21, 2004 in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933, as amended. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.  1% of the number of shares of the company's common stock then   outstanding which, in our case, will equal approximately 115,100 shares of common stock as of the date of this prospectus .

2.  the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on  Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company.

Under Rule 144(k), a person who is not one of our company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Registration Rights

We have included 500, 000 shares held by selling shareholders in the registration statement.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Colorado Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

•

we would not be able to pay our debts as they become due in the usual course of business; or

•

our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception, on December 27, 1005, until January 31, 2004.

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)	LTIP payouts ($)	All Other Compen- sation ($)
Peter Forst CEO (1)	2004	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Sheryl Cousineau (2)	2004	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)Appointed President and Chief Executive Officer on October, 12, 2004

(2)Appointed President and Secretary/Treasurer December 21, 2003, resigned as President October 12, 2004

None of our directors have received monetary compensation since our incorporation to the date of this prospectus. We currently do not pay any compensation to our directors serving on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our incorporation on December 11, 2003.

Employment Agreements

We do not have an employment or consultant agreement with Mr. Forst, our President and Chief Executive Officer or Ms. Cousineau, our Chief Financial Officer and Secretary/Treasurer. We do not pay any salary to either officer/director

(FINANCIAL STATEMENTS)

Our audited financial statements, as described below, are attached hereto.

FIRST CORPORATION

FINANCIAL STATEMENTS FOR THE YEARS ENDED

SEPTEMBER 30, 2005 AND 2004

MADSEN & ASSOCIATES, CPAs INC.

684 EAST VINE STREET, SUITE 3

SLAT LAKE CITY, UTAH 84107

FIRST CORPORATION

FINANCIAL STATEMENTS

Report of Independent Accountants ………………………………………………….F-1

Balance Sheets for the years ended

September 30, 2005 and 2004 …………………………………………………….…..F-2

Statements of Operations for the years ended

September 30, 2005 and 2004 and for the period

December 27, 1995 (inception) to September 30, 2005 ………………………….…F-3

Statement of Stockholders’ Equity (Deficit) for the

Period December 27, 1995 through September 30, 2005 …………….……………F-4

Statements of Cash Flows for the years ended

September 30, 2005 and 2004 and for the period

December 27, 1995 (inception) to September 30, 2005 …………………………….F-5

Notes to Financial Statements ……………………………………………………….F-6

Board of directors

First Corporation

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We have audited the accompanying balance sheets of First Corporation as of September 30, 2005 and 2004 and the related statements of operations, shareholders’ equity and cash flows for the years then ended and for the period from December 27, 1995 (date of inception) to September 30, 2005.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Corporation as of September 30, 2005 and 2004 and the results of its operations and cash flows for the years then ended and for the period from December 27, 1998 (date of inception) to September 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 6 to the financial statements, the Company incurred a net loss of approximately $40,626 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its exploration activities.  These factors raise substantial doubt that the Company will be able to continue as a going concern.  Management’s plans in regard to these matters are also discussed in Note 6.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Madsen & Associates CPA’s, Inc.

Salt Lake City, Utah

November 17, 2005

F-1

FIRST CORPORATION

(AN EXPLORATION STAGE ENTERPRISE)

BALANCE SHEETS

FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004

ASSETS
	September 30,	September 30,
	2005	2004

Current Assets:
Cash	$ 1,724	$ 22,600

Total Current Assets	1,724	22,600

Total Assets	$ 1,724	$ 22,600

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Advance from shareholder	6,500	-
Total Current Liabilities	6,500	-

Stockholders' Equity (Deficit):
Preferred stock, $.001 par value; authorized 10,000,000, none issued	-
Common stock, $.001 par value; 100,000,000 shares authorized
1,151,000 and 5,470,000 shares issued and outstanding at
September 30, 2005 and 2004, respectively	1,151	547
Additional paid in capital	41,199	22,803
Deficit accumulated during the exploration stage	(47,126)	(750)

Total Stockholders' Equity (Deficit)	(4,776)	22,600

Total Liabilities and Stockholders' Equity (Deficit)	$ 1,724	$ 22,600

FIRST CORPORATION

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

AS AT SEPTEMBER 30, 2005

					Additional	Deficit accumulated
	Shares	Par Value	Share	Par Value	Paid-In	during the exploration
	Issued	$.0001 per share	Issued	$.0001 per share	Capital	stage	Total

BALANCE- December 27, 1995 (inception)	-	$ -	-	$ -	$ -	$ -	$ -
Issuance of common stock in exchange for services	-	-	3,750,000	375	375	-	750
Net loss	-	-	-	-	-	(750)	(750)
BALANCE- September 30, 1996	-	-	-	-	-	(750)	-
Net loss	-	-	-	-	-	-	-
BALANCE- September 30, 1997	-	-	-	-	-	(750)	-
Net loss	-	-	-	-	-	-	-
BALANCE- September 30, 1998	-	-	-	-	-	(750)	-
Issuance of common stock for cash at $.002 per share	-	-	1,500,000	150	450	-	600
Net loss	-	-	-	-	-	-	-
BALANCE- September 30, 1999	-	-	5,250,000	525	825	(750)	600
Net loss	-	-	-	-	-	-	-
BALANCE- September 30, 2000	-	-	-	-	-	(750)	600
Net loss	-	-	-	-	-	-	-
BALANCE- September 30, 2001	-	-	-	-	-	(750)	600
Net loss	-	-	-	-	-	-	-
BALANCE- September 30, 2002	-	-	-	-	-	(750)	600
Net loss	-	-	-	-	-	-	-
BALANCE- September 30, 2003	-	-	5,250,000	525	825	(750)	600
Issuance of common stock for cash at $.50 per share	-	-	220,000	22	21,978	-	22,000
BALANCE- September 30, 2004	-	-	5,470,000	547	22,803	-	22,600
Issuance of common stock for services rendered	-	-	12,500,000	1,250	13,750	-	15,000
Issuance of common stock for cash at $.25 per share	-	-	40,000	4	3,996	-	4,000
Cancellation of shares	-	-	(6,500,000)	(650)	650	-	-
Net loss	-	-	-	-	-	(46,376)	(46,376)
BALANCE- September 30, 2005	-	$ -	11,510,000	$ 1,151	$ 41,199	$ (47,126)	$ (4,776)

			From December 27, 1995
			(Date of inception
			of exploration stage)
	2005	2004	to September 30, 2005

Revenue:	$ -	$ -	$ -
Total Revenue	-	-	-

Operating Expenses:
Mineral exploration costs	25,700	-	25,700
General & administrative	20,676	-	21,426
Total Operating Expenses	46,376	-	47,126

NET LOSS	$ (46,376)	$ -	$ (47,126)

Weighted Average Shares
Common Stock Outstanding	17,917,500	5,268,333

Net Loss Per Share
(Basic and Fully Dilutive)	(0.00)	(0.00)

FIRST CORPORATION

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED SEPTEMBER 30, 2005 AND 2004

AND FOR THE PERIOD DECEMBER 27, 1995 TO SEPTEMBER 30, 2005

			From December 27, 1995
			(Inception)
			to September 30,
	2005	2004	2005
Cash Flows Used in Operating Activities:
Net Loss	$ (46,376)	$ -	$ (47,126)
Adjustments to reconcile net (loss) to net cash provided
by operating activites:
Issuance of stock for services rendered	15,000		15,750

Net Cash Used in Operating Activities	(31,376)	-	(31,376)

Cash Flows from Investing Activities:	-	-	-

Cash Flows from Financing Activities:
Proceeds from note payable to related party	15,000	-	15,000
Repayment of note payable to related party	(15,000)	-	(15,000)
Advance from shareholder	6,500		6,500
Issuance of common stock	4,000	22,000	26,600
Net Cash Provided by Financing Activities	10,500	22,000	33,100

Net Increase (Decrease) in Cash	(20,876)	22,000	1,724

Cash at Beginning of Year	22,600	600	-

Cash at End of Year	$ 1,724	$ 22,600	$ 1,724

Non-Cash Investing & Financing Activities
Issuance of stock for services	$ 15,000	$ -	$ 15,750

FIRST CORPORATION

( AN EXPLORATION STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE AND PURPOSE OF BUSINESS

First Corporation (the “Company”) was incorporated under the laws of the State of Colorado on December 27, 1995.  The Company’s activities to date have been limited to organization and capital formation.  The Company is “an exploration stage company” and has not yet determined the nature of its business activities.  The Company has chosen September 30 as the end of its fiscal year.

NOTE 2 – NATURE OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company considers revenue to be recognized at the time the service is performed.

USE OF ESTIMATES

The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s short-term financial instruments consist of cash and cash equivalents and accounts payable.  The carrying amounts of these financial instruments approximate fair value because of their short-term maturities.  Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash.  During the year the Company did not maintain cash deposits at financial institution in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation.  The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

EARNINGS PER SHARE

Basic Earnings per Share (“EPS”) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year.  Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrant.  The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company’s common stock at the average market price during the period.  Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

INCOME TAXES:

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 “Accounting for Income Taxes”.  SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities.  Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expanse items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.  The Company had no significant deferred tax items arise during any of the periods presented.

CONCENTRATION OF CREDIT RISK:

The Company does not have any concentration of related financial credit risk.

RECENT ACCOUNTING PRONOUNCEMENTS:

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact to its financial statements.

NOTE 3 – MINERAL CLAIMS

The Company has entered into an option agreement, dated October 14, 2004 to acquire a 100% interest in a total of two mineral claims located in the Levy Township in Quebec, Canada.  The property was acquired for $15,000 in cash.  These costs have been expensed as exploration costs during the year ended September 30, 2005.

NOTE 4 – COMMON STOCK

In December, 1995 the Company issued 3,750,000 shares of its common stock to a shareholder in exchange for services.  The shares were valued at $.002 per share for an aggregate of $600.

In April, 1999 the Company issued 1,500,000 shares of common stock in exchange for cash.  The shares were valued at $.0004 per share for an aggregate of $600.

In September, 2004 the Company issued 220,000 shares of common stock in exchange for cash.  The shares were valued at $.10 per share for an aggregate of $22,000.

In October, 2004 the Company issued 12,500,000 shares in exchange for services rendered.  The shares were valued at $.0012 per share for an aggregate of $15,000.

In December, 2004 the Company issued 40,000 shares in exchange for cash.  The shares were valued at $.10 per share for an aggregate of $4,000.

On October 10, 2004 the Company effected a two for one stock split for all outstanding shares of stock at that date.  On September 5, 2005 the Company effected a five for two stock split for all outstanding shares of stock at that date.  These stock splits have been retroactively reported in the shareholders equity as if the stock splits occurred at inception.

In September, 2005 two shareholders/officers cancelled 6,500,00 shares of stock that had previously been issued for services rendered.

NOTE 5 – RELATED PARTY TRANSACTIONS

In June of 2004 an entity related by common control (from our director, Mr. Forst) advanced $15,000 in cash to the Company.  The balance was repaid in September of 2004.

NOTE 6 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $40,626 since inception.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations form the development of its mineral properties.  Management has plans to seek additional capital through a private placement and public offering of its common stock.  The financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Changes in and Disagreements with Accountants

We have dismissed our independent auditors, Jewett, Schwartz & Associates of Hollywood Florida.  Due to an extraordinary volume of business, Jewett, Schwartz were unable to complete work required for timely filing of this amended Form SB 2.  Other than his, we have had no disagreements with Jewett, Schwartz & Associates.  We have retained Madsen & Associates of Murray Utah to review past financial statements, to make any changes to comply with SEC comments and to bring our financial statements current.  Prior to our decision to engage Madsen & Associates we have had no discussions with that firm.

Available Information

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Securities Exchange Act of 1934 and currently are not required to, and do not, deliver annual, quarterly or special reports to shareholders. We will not deliver such reports to our shareholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we will deliver annual reports to securities holders containing audited financial statements as well as complying with other SEC and state filing requirements.

Dealer Prospectus Delivery Obligation

Until 180 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required in the Prospectus

Item 24.  Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the laws of the State of Colorado and our bylaws.  Director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

1.

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.

violation of criminal law (unless the director had reasonable cause to believe that his or her conduct      was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.

a transaction from which the director derived an improper personal profit; and

4.

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Colorado law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.

such indemnification is expressly required to be made by law;

2.

the proceeding was authorized by our Board of Directors;

3.

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under   Colorado law; or

4.

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination  is made  demonstrate clearly and convincingly that such  person acted  in bad faith or in a manner that such person did  not believe to be in or not opposed to our best interests.

Item 25. Other Expenses of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee $ 45.00

Accounting fees and expenses 10,000.00

Legal fees and expenses 17,000.00

EDGAR filing fees 3,955.00

Total $31,000.00

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26.  Recent Sales Of Unregistered Securities

Our original incorporator and President, Inge Kerster was issued 750,000 shares of our common stock on December 27, 1997 for her time, effort and expense in forming First Corporation at a deemed price of $0.001 per share.  On April 1, 1999 two individuals were issued 150,000 shares of our common stock each at a price of $0.002.  These shares were issued relying on Regulation S and Section 4 (2).  On October  5, 2004 we issued to several individuals in the United States and Canada a total of 44,000 common shares @ $.50 per share. On October 10, 2004 all issued and outstanding common shares were forward split on a 2 for 1 basis. On December 20, 2004 we issued 16,000 shares to one individual at a price of $0.25 per share.  On September 20, 2005 we forward split our issued and outstanding shares on a 5-2 basis and our president and secretary gifted back for cancellation 5,000,000 and 1,500,000 shares respectively. All purchasers represented their intention to acquire the securities for investment only and not with a view toward distribution.

Appropriate legends will be affixed to the stock certificates issued, where applicable.  All investors were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

On October 12, 2004 we issued our President and Chief Executive Officer 5,000,000 shares of our common stock at a deemed price of $0.003 per share to acquire a 100% interest in the FirstCorp claims ..

The aggregate deemed value of the shares we issued to Mr. Forst was $15,000. These securities are restricted pursuant to Rule 144. Appropriate legends will be affixed to the stock certificates representing these shares. The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act because it was a transaction by an issuer not involving a public offering, the recipient had sufficient knowledge and experience in financial and business matters and was able to evaluate the merits and risks of an investment in the issuer, it had access to the type of information normally provided in a prospectus and the transaction was non-recurring and privately negotiated.

In December, 1995 the Company issued 3,750,000 shares of its common stock to a shareholder in exchange for services.  The shares were valued at $.002 per share for an aggregate of $600.

In April, 1999 the Company issued 1,500,000 shares of common stock in exchange for cash.  The shares were valued at $.0004 per share for an aggregate of $600.

In September, 2004 the Company issued 220,000 shares of common stock in exchange for cash.  The shares were valued at $.10 per share for an aggregate of $22,000.

In October, 2004 the Company issued 12,500,000 shares in exchange for services rendered.  The shares were valued at $.0012 per share for an aggregate of $15,000.

In December, 2004 the Company issued 40,000 shares in exchange for cash.  The shares were valued at $.10 per share for an aggregate of $4,000.

The offer and sale of the securites above were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act and in Section 4(2) of the Securities Act, based on the following: (a) the investors confirmed to us that they were “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act. For non-United States entities, we completed the offering pursuant to Rule 903 of Regulation S (i.e., Category 3) of the Securities Act. Each purchaser represented to us in the subscription agreement that he was a non-U.S. person as defined in Regulation S.  We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution.  Each purchaser represented to us that he will resell such securities only in accordance with the provisions of Regulation S which prohibit sales to or for the benefit of a U.S. person, pursuant to registration under the Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S which, among other things, precludes transfers except as provided above. Each purchaser was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  Each subscription agreement precluded transfer except under the above conditions.  No registration rights were granted to any of the purchasers.

We did not utilize an underwriter for any of the foregoing.

On October 10, 2004 the Company effected a two for one stock split for all outstanding shares of stock at that date.  On September 5, 2005 the Company effected a five for two stock split for all outstanding shares of stock at that date.  These stock splits have been retroactively reported in the shareholders equity as if the stock splits occurred at inception.

In September, 2005 two shareholders/officers cancelled 6,500,00 shares of stock that had previously been issued for services rendered.

Regulation S Compliance

Each Regulation S offer or sale was made in an offshore transaction;

Offering restrictions were, and are, implemented;

Each Regulation S purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

The issuer is required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents the registrant from refusing to register securities transfers, other reasonable procedures (such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S. have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Item 27. Exhibits.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Joseph I. Emas, with consent to use
23.1	Consent of Independent Auditors
23.2	Consent of Counsel (Included in Exhibit 5.1)
99.3	Escrow Agreement and Subscription Agreement
99.4	Purchase Agreement

* Incorporated by reference in SB2 filing January 14, 2004

Item 28.  Undertakings.

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Pembroke Pines, FL on December 11, 2005.

First Corporation

By:  /S/ Peter Forst

             Peter Forst, President , CEO

By: /s/  Sheryl Cousineau

Sheryl Cousineau  CFO

        Each person whose signature appears below hereby constitutes and appoints Peter Forst and Sheryl Cousineau , each of them severally his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462 (b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed on this 11th day of March 2005 by the persons and in the capacities indicated below.

Signature	Title

/s/ Peter Forst Peter Forst	President, Chief Executive Officer, Director	December 11, 2005
/s/ Sheryl Cousineau Sheryl Cousineau	Chief Financial Officer	December 11, 2005

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